November 19, 1996



  VIA EDGAR

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Judiciary Plaza
  Washington, D.C.  20549

         Re:      Perini Corporation Revised Preliminary Proxy Materials

  Ladies and Gentlemen:

         On behalf of Perini Corporation (the "Company"), we enclose herewith the following revised documents for filing pursuant to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable rules and regulations thereunder.

         (i) A letter to stockholders, revised preliminary proxy statement, and form of proxy to be furnished to stockholders of the Company in connection with a Special Meeting of Stockholders. At the meeting, stockholders of the Company will be asked to approve two proposals: (a) the issuance of 150,150 shares of Series B Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Company (the "Series B Preferred Stock") to PB Capital Partners, L.P., The Union Labor Life Insurance Company Separate Account P, The Common Fund for Non-Profit Organizations for the account of its Equity Fund, and permitted assigns (the "Investors") for an aggregate purchase price of $30,030,000, upon the terms and conditions described in the Proxy Statement and the issuance of any other shares of the Series B Preferred Stock as dividends on outstanding shares of the Series B Preferred Stock upon the terms and conditions described in the Proxy Statement and (b) an amendment to the By-Laws of the Company, as more fully described in the Proxy Statement, which requires the Board of Directors to elect an Executive Committee and sets forth its powers and composition. This amendment, if approved, will take effect only if shares of the Series B Preferred Stock are in fact issued to the Investors.



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         (ii)     The $125  filing  fee  required  to be paid to the  Commission pursuant to Rule 14a-6(i) has been paid previously with preliminary materials.

         Subject to approval by the Commission, the Company will mail the letter to stockholders, definitive proxy statement, proxy card, 10-K for the fiscal year ended December 31, 1995, and 10-Q for the fiscal quarter ended September 30, 1996 as soon as is practicable. Please note that the 10-K and 10-Q have been incorporated by reference into the Proxy Statement and have been previously filed via EDGAR.

         If you have any questions or require any further information with respect to this filing, please contact me at (617) 570-1087.

                                                  Very truly yours,


                                                  /s/ Thomas I. Benda
                                                  --------------------------
                                                  Thomas I. Benda


  Enclosures:

  cc:    David B. Perini
            Perini Corporation
         Richard A.  Soden, Esq.
         Stephen W. Carr, P.C.






                                      - 2 -


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                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ X]  Preliminary Proxy Statement [  ]  Confidential, For Use of the Commission
      Only                              (as permitted by Rule 14(a)-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Perini Corporation
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         [  ]     $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), or
                  14a-6(i)(2)  or Item  22(a)(2) of  Schedule  14A. [ ] $500 per
                  each party to the  controversy  pursuant to Exchange  Act Rule
                  14a-6(i)(3).  [ ] Fee computed on table below per Exchange Act
                  Rules 14a-6(i)(4) and 0-11.

                  1)       Title   of  each   class  of   securities   to  which
                           transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  4)       Proposed maximum aggregate value of transaction:

                  5)       Total fee paid:

         [X]      Fee paid previously with preliminary materials.

         [ } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid:

                  2)       Form, Schedule or Registration Statement No.:


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                  3)       Filing Party:

                  4)       Date Filed:

                                November __, 1996


         To Our Stockholders:

                  We will be holding a Special Meeting on [______________ at _____] at [State Street Bank and Trust Company, Enterprise Room, Fifth Floor, 225 Franklin Street,] Boston, Massachusetts.

                  At this meeting you will be asked to consider and vote upon two proposals that will enable Perini to satisfy the final conditions to closing our previously announced $30 Million issuance of new Series B Cumulative Convertible Preferred Stock to an investor group led by Richard C. Blum & Associates, L.P. The two stockholder proposals which are described in the accompanying Proxy Statement have been unanimously approved by Perini's Board of Directors.

                  Perini Corporation has a recognized construction franchise built upon an enviable record of performance that spans over 100 years. We have grown to be one of the largest, most respected contractors in the United States, and our current backlog and prospects are extremely promising. The new Series B Preferred Stock will enhance our strategic operating and financial flexibility by increasing our equity base and concurrently extending the term of our existing bank debt, as well as favorably adjusting certain bank terms and covenants. The issuance of the new Series B Preferred Stock may also be supplemented by the acceleration of the sale of certain real estate assets which would further bolster the liquidity position of the Company.

                  As I announced during our Annual Meeting last May, we have been reviewing options to improve the near and long term liquidity of the Company, including bringing in new equity. The choice of the proposed issuance came after an exhaustive review of the options available. Management and the Board of Directors believe that the issuance of the new Series B Preferred Stock, together with the simultaneous extension of our current senior credit agreements, form key and critical elements of our strategy to regain the financial health and strength required to sustain and grow our core construction operations in the years ahead.

                  Implementation of the issuance of the new Series B Preferred Stock will reduce the relative voting power of current stockholders. However, if the new Series B Preferred Stock is not issued, the Company may not be able to sustain its current level of construction operations and will have to once again renegotiate its senior credit agreements without the benefit of new equity coming into the Company. As a result,


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         more  restrictive  financial and operating  covenants may be imposed on the Company.

                  The Board of Directors believes that approval of these two proposals is in the best interest of Perini and its stockholders. The Board of Directors has unanimously approved the proposals and recommends that stockholders vote FOR approval of the proposals.

                  Whether or not you expect to attend the Special Meeting of Stockholders in person, you are encouraged to date, sign and return the proxy card or voting instructions form in the addressed, postage prepaid envelope provided. Your vote is important, regardless of the size of your holdings. To vote in accordance with the recommendation of your Board of Directors, you need only date, sign and return the proxy card or voting instructions form in the addressed, postage prepaid envelope provided.

                  Thank you for your continued support.

         Sincerely,



         DAVID B. PERINI
         Chairman, President and
         Chief Executive Officer

                  If you need assistance in voting your shares, please call Perini's proxy solicitor, D.F. King & Co., Inc., 77 Water Street, New York, NY 10005-4495 at 1- 800-769-5414. You also may call Investor Relations at Perini for assistance at (508) 628-2402.




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                                                              PRELIMINARY COPY

                                                              Draft:  11/19/96

                               PERINI CORPORATION

                               73 Mt. Wayte Avenue
                      Framingham, Massachusetts 01701-9160
                                                  ---------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON ________, 1996
                                                  ---------------


                  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Perini Corporation (the "Company") will be held on at A.M. at State Street Bank and Trust Company, Enterprise Room, 5th Floor, 225 Franklin Street, Boston, Massachusetts] for the following purposes:

                  1. To approve (a) the issuance of 150,150 shares of Series B Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Company (the "Series B Preferred Stock") to PB Capital Partners, L.P., The Union Labor Life Insurance Company Separate Account P, The Common Fund for Non-Profit Organizations for the account of its Equity Fund, and permitted assigns (the "Investors") for an aggregate purchase price of $30,030,000, upon the terms and conditions described in the attached proxy statement (the "Proxy Statement") and (b) the issuance of any other shares of the Series B Preferred Stock as dividends on outstanding shares of Series B Preferred Stock upon the terms and conditions described in the attached Proxy Statement.

                  2. To approve an amendment to the By-Laws of the Company, as more fully described in the attached Proxy Statement, which requires the Board of Directors to elect an Executive Committee and sets forth its powers and composition. This amendment, if approved, will take effect only if shares of the Series B Preferred Stock are in fact issued to the Investors.

                  Under the Company's Restated Articles of Organization, as amended, and the Massachusetts Business Corporation Law, the Board of Directors of the Company has the authority to approve the issuance of the Series B Preferred Stock and to amend the By-Laws without stockholder approval. However, as explained in more detail in the Proxy Statement, because the Series B Preferred Stock is convertible into common stock, par value $1.00 per share, of the Company ("Common Stock") that represents more than 20% of the presently outstanding Common Stock at a conversion price that is less than book value, Rule 713 of the American Stock Exchange requires stockholder approval in order for the Company to list the Common Stock to be issued upon conversion. Under the terms of the Stock Purchase and Sale Agreement between the Company and the Investors relating to the Series B Preferred Stock, stockholder approval of the issuance of the Series B Preferred Stock and of the amendment to the By-Laws is a condition to the Investors' obligation to purchase the Series B Preferred

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                                                             PRELIMINARY COPY

         Stock.


                  Action may be taken on the foregoing matters at the Special Meeting on the date specified above, or on any date or dates to which the Special Meeting may be postponed or adjourned.

                  The Board of Directors has fixed the close of business on [October 10, 1996] as the record date (the "Record Date") for determining the stockholders entitled to notice of, and to vote at, the Special Meeting and at any adjournments thereof. Only stockholders of record of the Company's Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting and at any adjournments thereof.

                  You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by notice to the Secretary of the Company or by delivery of a later dated proxy. Stockholders of record who attend the Special Meeting may vote in person, even if they have previously delivered a signed proxy.

                                            By Order of the Board of Directors



                                            Richard E. Burnham
                                            Secretary

         Framingham, Massachusetts
         [                   , 1996]


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE
         COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED
         PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.  IF
         YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF
         YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR
         PROXY CARD.
--------------------------------------------------------------------------



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                                                               PRELIMINARY COPY

                               PERINI CORPORATION

                               73 Mt. Wayte Avenue
                      Framingham, Massachusetts 01701-9160
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                       FOR SPECIAL MEETING OF STOCKHOLDERS

                             To Be Held on [ , 1996]




                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Perini Corporation (the "Company") for use at a Special Meeting of Stockholders of the Company to be held on [ ] and at any adjournments thereof (the "Special Meeting"). At the Special Meeting, stockholders will be asked to approve (1) the issuance of 150,150 shares of Series B Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Company (the "Series B Preferred Stock") to PB Capital Partners, L.P. ("PB Capital"), The Union Labor Life Insurance Company Separate Account P (the "Union"), The Common Fund for NonProfit Organizations for the account of its Equity Fund ("The Common Fund", collectively with PB Capital and Union and their permitted assigns, the "Investors") for an aggregate purchase price of $30,030,000, upon the terms and conditions described herein and the issuance of any other shares of the Series B Preferred Stock as dividends on outstanding shares of Series B Preferred Stock upon the terms and conditions described herein; and (2) to approve an amendment to the By-Laws of the Company, as more fully described herein, which requires the Board of Directors to elect an Executive Committee and sets forth its powers and composition. This amendment, if approved, will take effect only if shares of the Series B Preferred Stock are in fact issued to the Investors.


                  This Proxy Statement and the accompanying Notice of Special Meeting of Stockholders and Proxy Card are first being sent to stockholders on or about [ , 1996]. The Board of Directors has fixed the close of business on [_________________] as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $1.00 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were [4,851,381] shares of

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         Common Stock  outstanding and entitled to vote at the Special  Meeting.
         Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.


                  The presence, in person or by proxy, of holders of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. The Company is seeking the affirmative vote of the holders of a majority of the shares of Common Stock cast at the Special Meeting for the approval of the issuance of the Series B Preferred Stock and for the amendment to the Company's By-Laws. Under Massachusetts law, abstentions and broker non-votes (that is, shares represented at the meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and
         (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote for the purpose of determining whether a quorum is present, but shall not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast."



                  Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed Proxy Card received prior to the vote at the Special Meeting and not revoked will be voted at the Special Meeting as directed on the Proxy Card. If a properly executed Proxy Card is submitted but not marked as to a particular item, the shares will be voted FOR the approval of the issuance of the Series B Preferred Stock and FOR the amendment to the Company's By-Laws.


                  A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Special Meeting. Any stockholder of record as of the Record Date attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                VOTE FOR THE APPROVAL OF THE FOLLOWING PROPOSALS.



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                                   PROPOSAL 1

            APPROVAL OF THE ISSUANCE OF THE SERIES B PREFERRED STOCK


         Reason for Stockholder Approval

                  Under the Company's Restated Articles of Organization, as amended, and the Massachusetts Business Corporation Law, the Board of Directors of the Company has the authority to approve the issuance of the Series B Preferred Stock without stockholder approval. However, because the Series B Preferred Stock is convertible into Common Stock of the Company that represents more than 20% of the presently outstanding Common Stock at a conversion price that is less than book value, Rule 713 of the American Stock Exchange requires stockholder approval in order for the Company to list the Common Stock to be issued upon conversion. In addition, PB Capital has required stockholder approval as a condition to the Investors' obligations to acquire the Series B Preferred Stock. As a result, the Company is seeking stockholder approval for the issuance of the Series B Preferred Stock.


         Need for Additional Equity and Working Capital


                  As disclosed for the last two years in the Company's reports to shareholders and in its public filings, the Company has been cash constrained as its core construction business has experienced growth and, in particular, as the Company has increased its level of higher margin civil construction work. Generally, civil construction work requires more working capital than building construction work because of its equipment intensive nature, progress billing terms imposed by certain public owners and, in some instances, the time required to process contract change orders. In addition, some of the Company's real estate assets have required regular cash support which has adversely affected its working capital. Over the period from January 1, 1995 to the date of this Proxy Statement the Company has increased its revolving credit facilities with its bank group from $70 million to $139.5 million. As previously indicated to shareholders, since late 1995 the Company has been seeking new equity to support its growth and to allow the Company over time to reduce debt. In this regard, the Company in October 1995 retained J.P. Morgan Securities Inc. as its investment bank to advise the Company on its strategic alternatives to obtain additional equity. The original efforts focused largely on potential strategic partners but also sought interest from select financial investors. From those efforts, the $30,030,000 investment opportunity, before fees and expenses, presented by PB Capital, a Delaware investment limited partnership managed by Richard C. Blum & Associates, L.P. ("RCBA"), was determined by the Board of Directors to be the best opportunity. RCBA has in the past taken significant ownership positions in public corporations and subsequently worked

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         with management to enhance  shareholder  value.  As a result,  with the approval of the Board of Directors, the Company entered into a Stock Purchase and Sale Agreement, as amended (the "Agreement"), with PB Capital whereby PB Capital agreed to purchase 150,150 shares of Series B Preferred Stock subject to certain conditions and subject to the right, prior to the date of the closing of such purchase (the "Closing Date"), to assign PB Capital's right to purchase a specified number of shares (not to exceed 65,000) to financially responsible third parties that are not competitors of the Company (the "Transaction") (see
         "Description   of   Transaction").   Subsequent  to  execution  of  the
         Agreement, PB Capital and the Company entered into a Stock Assignment and Assumption Agreement (the "Assignment") with the Union whereby Union agreed to purchase at least 32,500 but no more than 37,500 shares of the Series B Preferred Stock under the Agreement. In addition, The Common Fund expects to purchase up to 25,000 shares of the Series B Preferred Stock for the account of its Equity Fund. As a result, the investor group consists at this time, of PB Capital, Union and The Common Fund.

                  In conjunction with PB Capital, the Company is reviewing all the Company's real estate assets and current strategies related to those assets with the possibility that a plan may be developed to generate short term liquidity of up to an additional $20 million for the Company. Currently, the Company's strategy has been to hold all of its real estate assets through the necessary development and stabilization periods to achieve full value. A strategy which includes earlier disposal of those assets could require a write down of such assets to the lower of carrying amounts or current fair values, less costs to sell. The specific assets or timing of sales of such a plan has not yet been determined, but it is anticipated that implementation would require the Company to take a significant writedown of its real estate assets which could range from as little as $30 million to as much as $80 million on a pretax basis. If such a writedown were required, it is expected that it would be done after the plan was formalized, but in advance of the actual sale of properties.

         General Effect of Transaction on Existing Stockholders

                  If the Transaction is approved, the rights of existing stockholders will be effected in several principal ways. Since the Series B Preferred Stock is convertible into Common Stock and has voting rights, the voting rights of the current stockholders will be diluted. In addition, the right of holders of the Series B Preferred Stock to designate certain directors and members of the Executive Committee will also have a dilutive effect on the voting rights of the current stockholders, including providing such members with an effective veto over certain major decisions of the Company. In addition, the issuance of the Series B Preferred Stock may have a dilutive effect on the earnings per share of the Company due to the increase in number of shares of Common

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         Stock on a fully  diluted  basis.  Furthermore,  the book value of each share of Common Stock may decrease due to a conversion price below book value. These dilutive effects are a consequence of the significant capital interest that the Investors will have in the Company. The issuance of the Series B Preferred Stock will allow the Company to obtain this needed capital and restructure its bank facilities. Furthermore, it will add the expertise of RCBA to the resources of the Company. Please refer to the remainder of this Proxy Statement for a more detailed description of the Transaction.


         Description of Transaction


                  The Agreement provides that the Company's Board of Directors will classify 500,000 shares of preferred stock of the Company as Series B Preferred Stock. Of that amount 150,150 shares would be issued to the Investors at the time of the closing of the Transaction. The remainder would be set aside for possible future payment-in-kind dividends to the holders of the Series B Preferred Stock. The purchase price of the Series B Preferred Stock to be issued on the Closing Date will be $200.00 per share, for a total of $30,030,000.

                  As a condition to the Investors' obligations to acquire the Series B Preferred Stock, PB Capital is requiring that the By-Laws of the Company be amended as described below (see "BY-LAW AMENDMENT"), that the Company's Shareholder Rights Agreement be revised as described below (see "Shareholder Rights Agreement Amendment"), that the Company enter into a management agreement (the "Management Agreement") with Tutor-Saliba Corporation and Ronald N. Tutor as described below (see "Management Agreement"), and that three persons designated by holders of the Series B Preferred Stock be elected to the Board of Directors of the Company (the "Designated Directors") -- one in Class I, one in Class II, and one in Class III. All three Designated Directors will be appointed to the newly reconstituted Executive Committee of the Board of Directors, and certain of them will be appointed to other committees as well. Other conditions to the Investors' obligations to acquire the Series B Shares include but are not limited to: (i) compliance by the Company with all terms, covenants and conditions of the Agreement in all material respects; (ii) that the Company's representations and warranties in the Agreement are true and correct in all material respects at and as of the Closing Date; (iii) the approval by the Company's stockholders of the issuance of the Series B Preferred Stock sought by this Proxy Statement; (iv) that there be no additional holders of 5% or more of the equity of the Company (which holders could jeopardize the Company's ability to use present and future net operating losses (see "Shareholder Rights Agreement Amendment")); (v) that the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, if applicable; (vi) that Ronald N. Tutor shall not be prevented from serving on the Board of Directors of the Company or

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         from  serving as acting Chief  Operating  Officer of the Company by (a)
         any action of a state or federal governmental authority, or (b) his death or disability and that no lawsuit or administrative action shall have been threatened by a state or federal governmental authority related to Mr. Tutor and further that in the reasonable judgment of RCBA there is not a material risk of such a suit or action; and (vii) that given the relationship of a principal of RCBA to a United States Senator, (a) the Senate Ethics Committee and regular counsel for the Senator on such matters shall each have given an opinion concerning RCBA's involvement with the Company that, in the reasonable judgment of RCBA, does not require the imposition of material restrictions on the business of the Company or upon the ability of the Senator to vote on matters of concern to her constituents, and (b) that RCBA be assured by the Executive Committee of the Company's Board of Directors that it will cause the Company not to bid for a project when and if advised of RCBA's view that such bid could create a significant risk of exposing the Company, RCBA, PB Capital, and/or the Senator to a conflict of interest problem. The issuance of the Series B Preferred Stock was also
         conditioned  upon  (a)  the   renegotiation  and  confirmation  of  the
         Company's existing credit agreements and (b) confirmation that the Company's bonding is adequate, both of which conditions have been satisfied (see "Credit Facilities").

                  The conditions to the Company's obligations to sell the Series B Preferred Stock to the Investors include, but are not limited to: (i) compliance by the Investors and RCBA with all terms, covenants and conditions of the Agreement in all material respects; (ii) that their representations and warranties in the Agreement are true and correct in all material respects at and as of the Closing Date; (iii) the Company having received certain fairness opinions regarding the Transaction from its investment bankers; and (iv) the approval by the Company's stockholders of the issuance of the Series B Preferred Stock sought by this Proxy Statement.


         Use of Proceeds


                  The net proceeds of the proposed issuance of the Series B Preferred Stock will be used to repay the recent $10,000,000 increase in the bridge loans and for working capital purposes (see "Bridge Loan and Participation Agreement").


         Description of Series B Preferred Stock

                  The vote of the Company's Board of Directors establishing the terms of the Series B Preferred Stock (the "Certificate of Vote") provides as follows:

         Amount


                  The number of shares constituting the Series B Preferred Stock shall be 500,000

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                                                              PRELIMINARY COPY

         of which 150,150 shall be issued initially and the remainder shall be reserved for issuance as dividends to the holders of the Series B Preferred Stock (see "Dividends"). The number of shares designated as Series B Preferred Stock shall not be increased without a vote of the stockholders, but may be decreased without a vote of the stockholders so long as the decrease is approved by 66 2/3% of the then outstanding shares of Series B Preferred Stock.


         Liquidation Preference

                  Upon liquidation the holders of Series B Preferred Stock would be entitled to $200.00 per share (the "Liquidation Preference") plus accrued and unpaid dividends. The Series B Preferred Stock will rank junior in liquidation preference to the Company's $21.25 Convertible Exchangeable Preferred Stock and senior to all other currently issued capital stock of the Company (including the Common Stock).

         Dividends


                  Dividends  will be  payable on the  Series B  Preferred  Stock either in cash or in additional shares of Series B Preferred Stock (a "Payment-In-Kind"). The cash dividend rate is 7 percent per annum (9 percent while there is a Special Default) of the Liquidation Preference and the Payment-In-Kind dividend rate is 10 percent per annum (12 percent while there is a Special Default) of the Liquidation Preference. Dividends will be payable quarterly commencing on March 15, 1997. A Special Default would occur upon (1) the making of certain changes to the Executive Committee without the prior written approval of a majority of the members of the Executive Committee who were members prior to such change; (2) the taking of the following actions required to be approved by the Executive Committee: (a) any borrowing or guarantee by the Company exceeding $15 million, (b) except for issuance of stock or stock options pursuant to the Company's incentive compensation plans or programs, any issuance of stock other than Common Stock of the Company in an aggregate amount not exceeding five percent (5%) of the Common Stock of the Company issued and outstanding on the date of the initial issuance of Series B Preferred Stock to the Investors, (c) any strategic alliance (other than a construction joint venture) involving a capital commitment by the Company exceeding $5 million, (d) any asset sale by the Company or lease as lessor exceeding $5 million (other than equipment dispositions in the normal course of business); (e) any redemption or amendment of the rights issued pursuant to the Shareholder Rights Agreement or the preferred stock of the Company issuable upon the exercise of such rights; and (f) any termination of or amendment to the Management Agreement (see "By-Law Amendment" and "Management Agreement") without that Committee's approval; (3) any change by the Company in the composition of the Executive Committee which results in members of such Committee selected by the

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         holders of the Series B Preferred  Stock being fewer in number than the number of directors such  shareholders  are entitled to designate;  and
         (4) solely for purposes of the right to elect additional directors, the failure of the Company to authorize, declare, and pay dividends on the Series B Preferred Stock when due.


                  Prior to December 15, 1999, the Company will make annual elections as to whether dividends will be paid in cash or in kind.
         Beginning December 15, 1999, the Company will make such election semiannually. In the event that, during any period for which the Company has elected to pay cash dividends, it is unable to pay the full amount of the cash dividend due, the Board of Directors is required to authorize, declare and pay a supplemental stock dividend equal to the difference between the dividend that would have been paid in kind at the Payment-In-Kind rate (assuming that the Board of Directors had elected to pay dividends for such in-kind and assuming that a Special Default existed) and the cash dividend actually declared and paid on such dividend payment date, if any, and on the previous dividend payment date during such payment period. Dividends not paid will cumulate. There is no sinking fund.

                  The Series B Preferred Stock will rank junior in cash dividend preference to the $21.25 Convertible Exchangeable Preferred Stock and senior to the Common Stock. The terms of the Series B Preferred Stock further provide that no cash dividends or other distributions payable in cash will be authorized, declared, paid or set apart for payment on any shares of Common Stock or other stock of the Company ranking junior as to dividends to the Series B Preferred Stock except for certain limited dividends on Common Stock beginning in 2001.


                  In addition,  the new credit facilities will further limit the
         ability  of  the   Company  to  pay  cash   dividends.   (See   "Credit
         Facilities").


         Redemption by the Company (Optional and Mandatory)


                  All, but not less than all, of Series B Preferred Stock may be redeemed after the third anniversary of the Closing Date at the election of the Board of Directors for the Redemption Price (defined below) plus accrued and unpaid dividends, if and when the shares of the Common Stock have traded (i) for at least forty (40) of the forty-five
         (45) trading days (each of which trading days shall be after the third anniversary of the original issue date) immediately preceding the date on which the redemption decision is made by the Board of Directors (the "Determination Date"), and (ii) on each of the ten (10) consecutive trading days immediately prior to the Determination Date, at a price in excess of 150% (125% after the fifth anniversary of the Closing Date) of the conversion price then in effect for the Series B Preferred Stock for each such trading day.

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                  The Redemption Price will be the Liquidation  Preference where there have been no Special Defaults and, if one or more Special Defaults has occurred, will be 130% of the greater of the Liquidation Preference or the market value of the Common Stock (valued at the average of the closing prices on the preceding twenty (20) trading days immediately prior to the occurrence of the most recent Special Default) into which the Series B Preferred Stock would then be convertible, assuming such shares were then immediately convertible.


                  On the eighth, ninth, and tenth anniversaries of the Closing Date, the Company is required to purchase from each holder of Series B Preferred Stock at the then- effective Redemption Price (plus accrued but then unpaid dividends) one-third of the number of shares of the Series B Preferred Stock held by such holder on the eighth anniversary (plus a portion of any subsequently issued shares).

                  In addition, if one or more Special Defaults were to occur at any time or from time to time on or after the Closing Date, each holder of Series B Preferred Stock would have the right, at such holder's option exercisable at any time within 120 days after the occurrence of each such Special Default, to require the Company to purchase all or any part of the shares of Series B Preferred Stock then held by such holder as such holder may elect at the Redemption Price plus the accrued and unpaid dividends thereon. The terms of the Series B Preferred Stock do not contain any restrictions on the redemption of the Series B Preferred Stock while there is an arrearage on the payment of dividends; however, such repurchases shall be for the Redemption Price plus accrued and unpaid dividends.

                  The new credit facilities will limit the aforementioned rights of redemption. (See "Credit Facilities").


         Conversion


                  Each Share of Series B Preferred  Stock shall be  convertible, at the election of the holder, at any time (including immediately prior to any scheduled or announced redemption) into fully paid and nonassessable shares of Common Stock (or, in certain instances, other securities and property of the Company) at the rate of that number of shares of Common Stock for each full share of Series B Preferred Stock that is equal to the Liquidation Preference plus an amount in cash equal to the accrued and unpaid dividends thereon, whether or not authorized or declared, divided by the then applicable conversion price per share of Common Stock. The Company shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be

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         sufficient to effect the  conversion  of all Series B Preferred  Stock.
         The conversion price as initially established represented a 15% premium over the average closing price of the Company's Common Stock over the 45 day trading period leading up to the final price negotiations with RCBA. As adjusted for the issuance of warrants to the Company's bank group (see "Effect of Warrants"), the conversion price will initially
         be  $9.68219  per  share.   The  conversion   price  will  be  adjusted
         periodically to account for certain distributions of Common Stock or other securities convertible into Common Stock.


         Election of Directors


In addition to being entitled to select the Designated Directors, holders of the Series B Preferred Stock have the right to designate the successors to each Designated Director. The Company is required to nominate and use its best efforts to elect such directors. In addition, holders of the Series B Preferred Stock have the right to appoint to the Executive Committee the same number of directors as they are entitled to designate for election to the Board of Directors. Holders of the Series B Preferred Stock also have the right to remove from the Executive Committee any director that they have appointed to such committee. The number of directors that holders of the Series B Preferred Stock are entitled to designate (initially, three) drops to two when the Investors' holdings (including any payment-in-kind dividends) have been reduced by 66-2/3% from the Investors' holdings at the Closing Date (including any payment- in-kind dividends), to one when such holdings of the Investors have been reduced by 80% from their holdings at the Closing Date, and to zero when such holdings of the Investors have been reduced by 90% from their holdings at the Closing Date.

                  PB Capital has informed the Company that it intends to nominate Michael R. Klein, Douglas J. McCarron, and Ronald N. Tutor as the initial Designated Directors, and the Company has indicated that such nominees are acceptable to it. It is contemplated that they will be elected to the Board of Directors, effective on the Closing Date.

                  Michael R. Klein. Mr. Klein is 53 years old. Mr. Klein has been a partner in the law firm of Wilmer, Cutler & Pickering since 1974. Since 1987, he has been the Chairman of Realty Information Group, Inc. (real estate information). He has been a Director of National Educational Corporation (education) since April 1991 and a Director of Steck Vaughn Publishing Corporation (educational publishing) since June 1993.

                  Douglas J. McCarron. Mr. McCarron is 46 years old. Mr. McCarron has been President of the Carpenters Local Union No. 1506 (a labor union) and President

                                                               PRELIMINARY COPY

of the Southern California Conference of Carpenters (a bargaining agent for all Southern California Carpenters local unions), since 1982. He has also been General President of the United Brotherhood of Carpenters and Joiners of America (a labor union) since November 1995 and a Member of the Executive Council of the AFL-CIO since 1995. Mr. McCarron is a director of ULLICO, Inc. which is the parent company of The Union Labor Life Insurance Company which through its Separate Account P is expected to purchase a significant number of shares of Series B Preferred Stock. From 1992 through 1995, Mr. McCarron was General Second Vice President of the United Brotherhood of Carpenters and Joiners of America (a labor union). Mr. McCarron also served as Secretary-Treasurer of the Southern California District Council of Carpenters (a labor union) from 1987 through 1995. Mr. McCarron has been the Chairman since 1986, and a Trustee since 1987, of the United Brotherhood of Carpenters Pension Fund for Officers and Directors ("United Brotherhood Pension Fund"). The United Brotherhood Pension Fund is expected to be a significant investor in PB Capital.

                  Ronald N. Tutor.  Mr. Tutor is 56 years old.  Since 1972,  Mr.
Tutor has been President and Chief Executive Officer of Tutor-Saliba Corporation, a California-based company (construction) with 1995 company-wide revenues of approximately $421 million. Mr. Tutor has been a Director of Southdown, Inc. since 1993 and a Trustee of the Carpenters Pension Trust, a pension fund governed by the provisions of the Employee Retirement Income Security Act of 1974, as amended. In addition, as described below, Mr. Tutor will be appointed acting Chief Operating Officer of the Company in connection with the Transaction. Tutor-Saliba Corporation, a corporation controlled by Mr. Tutor, has been a participant in joint ventures with the Company since 1977. The Company currently has eight (8) active joint ventures with Tutor- Saliba Corporation, with a total contract value of over $1 billion. Mr. Tutor is expected to be an investor in PB Capital.

                  The new credit facilities provide that it will be an event of default if the Designated Directors cease to constitute a majority of the members of the Executive Committee. (See "Credit Facilities").


         Voting Rights

                  The holders of Series B Preferred Stock will each initially have 20.65648 votes for each share held after the issuance of warrants to the Company's bank group. The Series B Preferred Stock will vote as a class with the holders of the Common Stock on all matters on which the Common Stock may vote, except as set forth below. Upon the occurrence of any event that causes an increase or decrease in the conversion price, the number of votes possessed by each share of Series B Preferred Stock shall be

                                                               PRELIMINARY COPY

correspondingly decreased or increased.


                  Whenever a Special Default exists or if the Company has failed to repurchase Shares of Series B Preferred Stock that it is required to purchase, (i) the number of members of the Board of Directors shall be increased by such number as is necessary to allow the election of the directors specified in clause (ii), and (ii) the holders of the Series B Preferred Stock, voting separately as a class, shall have the right to elect an additional number of directors to the Board of Directors such that directors selected by the holders of the Series B Preferred Stock constitute a majority of the Board of Directors. The terms of the Series B Preferred Stock provide that, so long as any of the Series B Preferred Stock is outstanding, the Company shall not, directly or indirectly, without the affirmative vote or consent of the holders of at least 66-2/3% of all outstanding Series B Preferred Stock voting separately as a class: (i) amend, alter or repeal any provision of the Company's Restated Articles of Organization, Certificate of Vote, or By-Laws, if such amendment, alteration or repeal would alter the contract rights, as expressly set forth in the Certificate of Vote, of the Series B Preferred Stock or otherwise to adversely affect the rights of or protections afforded to the holders thereof or the holders of the Common Stock; (ii) create, authorize or issue, or reclassify shares of any authorized stock of the Company; or (iii) approve certain fundamental changes (e.g., any plan or agreement pursuant to which all or substantially all of the shares of Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets).


         Restrictions on Transfer


                  The Investors have covenanted not to transfer their interest in the Company to, and not to permit their investors to transfer their interests in any of the Investors to, entities that are competitive with the Company for a period of two years after the Closing Date. Thereafter, for an additional two years, the Investors have granted to the Company a right of first refusal on any transfer of Company stock by the Investors to an entity that is competitive with the Company. In addition, the New Credit Agreement (as hereinafter defined) provides that certain transfers by the Investors will be considered events of default. (See "Credit Facilities").

         Bridge Loan and Participation Agreement

                  In order to meet the company's need for additional working capital, in November 1996 the banking group increased the outstanding amount of its bridge loan facility by $10,000,000 to a total of $25,000,000. As a condition to the increase in the bridge loan facility, the banking group required that PB Capital purchase for $10,000,000 a participation interest in the outstanding bridge loans. Upon the closing

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of the Transaction, the $10,000,000 increase in the bridge loans must be repaid.
In consideration of PB Capital's purchase of a participation interest in the bridge loans, the Company has paid PB Capital a fee consisting of 47,267 newly issued shares of Common Stock. The number of shares of Common Stock was determined by dividing $400,000 by the average daily closing market price of the Company's Common Stock on the five trading days immediately preceding the date of the closing of the participation. Upon closing of the Transaction and repayment of the $10,000,000 increase in the bridge loans, the bridge loan facility is anticipated to be restructured as part of the New Credit Agreement (as hereinafter defined). (See "Credit Facilities").


         Credit Facilities


                  In conjunction with the proposed issuance of the Series B Preferred Stock, the Company, with the assistance of RCBA, has renegotiated the Company's credit facilities. As a result of these negotiations, the Company has agreed upon the terms of an Amended and Restated Credit Agreement (the "New Credit Agreement") which is to become effective upon the consummation of the Transaction and the satisfaction or waiver of certain customary closing conditions, but only if such conditions are satisfied or waived on or before January 31, 1997. The New Credit Agreement provides for a restructuring of the Company's $114.5 million existing revolving credit facility and its $25 million existing bridge loan facility into a single $129.5 million revolving credit facility, comprised of a Tranche A commitment in the amount of $110 million and a Tranche B commitment in the amount of $19.5 million. The Tranche B commitment provides for a higher interest rate than the Tranche A commitment. The New Credit Agreement further requires that the Company repay the loans based upon the following schedule:


                  December 31, 1997                  $15,000,000
                  December 31, 1998                  $15,000,000
                  March 31, 1999                     $ 2,500,000
                  June 30, 1999                      $ 5,000,000
                  September 30, 1999                 $ 5,000,000
                  January 1, 2000                    Remaining Balance


                  The New Credit Agreement also requires that a percentage of certain net proceeds from the disposition of real estate be used to prepay the loans and reduce the maximum amount of the facility. In this regard, the first $20 million of net proceeds from real estate sales may be retained by the Company to fund its operations. Thereafter, fifty percent (50%) of all net proceeds would be used to reduce the credit facility, with the remaining fifty percent (50%) available to the Company to fund its operations. In addition, eighty percent (80%) of the net proceeds from the disposition

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
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of other  assets  must be paid to the  banks to  prepay  the  facility  when the aggregate net proceeds from such sales equal at least $125,000 (and at each $125,000 increment thereafter). All mandatory prepayments resulting from asset dispositions will reduce the mandatory principal payments detailed above.

                  In consideration of the restructuring of the credit facilities, the banks will receive restructuring fees of $323,750, one half payable at the closing of the New Credit Agreement and one half payable on the second anniversary of the closing. The agent bank, Morgan Guaranty, will also receive a $120,000 fee in addition to its share of the aforementioned restructuring fee. In addition, upon commencement of the New Credit Agreement the banks will also be granted warrants to purchase an aggregate of 4.9% (currently equivalent to approximately 410,000 shares) of the Common Stock of the Company (on a fully diluted basis, after giving effect to the issuance of the Series B Preferred Stock to the Investors) with an exercise price equal to the average daily closing market price on the five trading days before the effective date of the New Credit Agreement. The warrants will be exercisable three years after the date of grant (or in certain other limited circumstances at an earlier date) and will expire ten years from the date of grant. The warrants will have customary antidilution provisions and registration rights.

                  Among the general covenants of the New Credit Agreement are certain restrictions on the Company and/or its subsidiaries' ability to incur new debt. No new debt may be incurred without approval of the banks except as follows: debt existing on September 30, 1996; debt provided for in the New Credit Agreement; debt owing to joint ventures of which the Company is a participant; debt incurred to finance insurance premiums not to exceed $3 million at any time; and debt incurred for financing fixed assets up to $3 million in any twelve consecutive calendar months. In addition, the Company's aggregate outstanding debt shall not exceed $150 million at any time.

                  Also provided for in the covenants is a negative pledge that prohibits the Company from incurring liens on Company assets with the exception of existing liens at September 30, 1996, liens created by the New Credit Agreement and certain bonding company exceptions and permitted encumbrances related to disputes properly reserved for and contested in good faith and by appropriate proceedings. The Company also is restricted to $3 million of capital expenditures annually and to the following annual limits on investments in real estate: 1996 - $12 million, 1997 - $12.5 million, 1998 - $8.6 million; and 1999
- $3 million.

                  To remain in compliance with the loan covenants, the Company also must satisfy certain financial tests, including maintaining a minimum adjusted tangible net worth as follows:

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
                                                              PRELIMINARY COPY

                                                    MINIMUM CONSOLIDATED
                 FISCAL QUARTER                      ADJUSTED TANGIBLE
                    ENDING                               NET WORTH


               December 31, 1996                        $109,244,000
               March 31, 1997                           $109,661,000
               June 30, 1997                            $110,078,000
               September 30, 1997                       $110,495,000
               December 31, 1997                        $112,899,000
               March 31, 1988                           $113,275,000
               June 30, 1998                            $115,651,000
               September 30, 1998                       $115,977,000
               December 31, 1998                        $119,303,000
               March 31, 1999                           $119,629,000
               June 30, 1999                            $121,955,000
               September 30, 1999                       $122,281,000
               December 31, 1999                        $126,611,000

                  The net worth test is adjustable for non-cash gains or charges related to real estate investments or of any other real property.

                  The Company must also maintain a minimum working capital ratio of 1:1 and is required, starting January 1, 1997, to generate minimum operating cash flow as follows:

                                                              MINIMUM
                                                             OPERATING
                      PERIOD                                 CASH FLOW

        January 1, 1997 through March 31, 1997          ($    20,000,000)
        January 1, 1997 through June 30, 1997           ($    10,000,000)
        January 1, 1997 through September 30, 1997       $             0
        January 1, 1997 through December 31, 1997        $    10,000,000
        Each four consecutive fiscal quarters
           ending March 31, 1998 and thereafter          $    15,000,000

                  The New Credit Agreement further provides that there will be an event of default if (i) PB Capital, Union, The Common Fund, RCBA, Richard C. Blum, Ronald Tutor, Tutor-Saliba Corporation, and their respective affiliates (defined in the New

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Credit  Agreement  as the  "Investor  Group") fail to maintain  collectively  an ownership interest in the Company of at least 75,075 shares of Series B Preferred Stock, or cease to be the beneficial owners of at least 20% of the outstanding shares of Common Stock of the Company or the owners collectively of shares of Series B Preferred Stock convertible into at least 20% of the outstanding shares of Common Stock of the Company, (ii) any person or group of persons (excluding the Investor Group and certain other parties) within the meaning of the Securities Exchange Act of 1934 acquires beneficial ownership of 25% or more of the outstanding shares of Common Stock of the Company,(iii) the members of Board of Directors designated by members of the Investor Group cease to constitute a majority of the members of the Executive Committee of the Board of Directors, or (iv) the powers of the Executive Committee of the Board of Directors of the Company are diminished in any material respect.

                  The New Credit Agreement, in addition to general covenants, further provides that there may be no purchase or redemption by the Company or any of its subsidiaries of any of the Series B Preferred Stock at any time prior to the date when the credit facility is paid in full. The New Credit Agreement also provides that the Company may not pay cash dividends or make other restricted payments prior to September 30, 1998 and thereafter may not pay cash dividends or make other restricted payments unless: (i) the Company is not in default under the credit agreement; (ii) commitments under the credit facility have been reduced to less than $90 million; (iii) restricted payments in any quarter, when added to restricted payments made in the prior three quarters, do not exceed fifty percent (50%) of net income from continuing operations for the prior four quarters; and (iv) net worth (after taking into consideration the amount of the proposed cash dividend or restricted payment) is at least equal to the amount shown below, adjusted for losses from dispositions of real estate, provided that unadjusted net worth must be at least $60,000,000:

October 1, 1998 to December 30, 1998                          $161,977,000
December 31, 1998 to March 31, 1999                           $167,303,000
April 1, 1999 to June 30, 1999                                $170,129,000
July 1, 1999 to September 30, 1999                            $172,955,000
October 1, 1999 to January 1, 2000                            $175,781,000

For purposes of the New Credit Agreement net worth shall include the net proceeds from the sale of the Series B Preferred Stock to the Investors.


         Effect of Warrants

                  If, as contemplated, the warrants are issued to the Company's banks (see "Credit Facilities"), the conversion price of the Series B Preferred Stock will be

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lowered to $9.68219,  a reduction from the $10.50  conversion  price  originally announced by the Company.

     Impact of Failure to Approve the Issuance of the Series B Preferred Stock


                  If the Transaction is not consummated by January 31, 1997, the Company would be in default under its existing credit facilities. As a result, the Company would have to enter into immediate negotiations with its banking group (including PB Capital) to obtain a waiver of the default and an extension of the January 31, 1997 termination date of the $25 million bridge loan facility. In addition, the Company would need to enter into negotiations regarding an extension of its existing $114.5 million revolving credit facility, which currently is scheduled to mature on December 6, 1997. Without the continued availability of these funds the Company cannot conduct operations at its current level of business. There is no assurance at this time that any such waiver of default or loan extensions could be obtained and there is also no assurance that negotiations with the banking group will result in lending levels sufficient to provide the necessary liquidity to meet the Company's needs.

                  The failure to obtain such new credit facilities or other alternative financing might force the Company to change its current real estate strategies, as they relate to certain of its holdings, and sell some properties on an accelerated basis to provide near term liquidity. Such a change in strategy would result in the writedown of those real estate assets to current disposition levels as opposed to longer term full development values. Moreover, without the equity infusion from the Investors and the negotiation of new credit facilities, it is not certain that the real estate sales by the Company could generate sufficient cash to meet the Company's needs.


         Employment and Severance Agreements


                  In connection with the closing of the Transaction, the Company plans to enter into separate employment agreements with David B. Perini, John H. Schwarz, Richard J. Rizzo and Donald E. Unbekant. Under the terms of Mr.
Perini's agreement, Mr. Perini will continue as Chief Executive Officer and Chairman of the Board of Directors of the Company (subject to election by the Board of Directors) for a period of three years. Mr. Perini will also remain President of the Company until the appointment of a Chief Operating Officer for the Company. The agreement will provide that Mr. Perini will receive his current salary, which will continue to be reviewed by the Board of Directors. Mr. Perini will also continue to receive certain benefits, including, but not limited to, health and life insurance and pension accrual. In addition, Mr. Perini will continue to receive incentive compensation under the Company's current plans until the end of 1996 and pursuant to any plans which are in effect thereafter.

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                  Mr.  Perini's  agreement  will  provide  that Mr.  Perini  may voluntarily terminate his employment for any reason with 60 days notice to the Company. In such event, Mr. Perini would be entitled to receive his accrued salary and his accrued bonus up to the date of such termination. Mr. Perini's agreement will also provide that, during the 90-day period following the first
anniversary  of  the  agreement,   Mr.  Perini  may  voluntarily  terminate  his
employment for any reason with 90 days notice to the Company. In such event, Mr. Perini would be entitled to receive his salary and benefits for the balance of the contract term and to the extent that pension benefits cannot be provided under the Company's qualified plan, they shall be provided under a non-qualified plan. In the event of Mr. Perini's termination without cause, a reduction in Mr. Perini's salary, a reduction in other benefits, a material change in his responsibilities at the Company or certain other events deemed to be a "Constructive Termination", Mr. Perini would be entitled to terminate his employment with the Company and receive his base compensation and benefits for up to three years, depending on when the termination of employment occurred and to the extent that pension benefits cannot be provided under the Company's qualified plan, they shall be provided under a non-qualified plan. In the event Mr. Perini's employment were terminated in accordance with any of the above provisions, his stock options would become fully exercisable and/or vested and could be exercised at any time during the salary continuation period (but not beyond the applicable option term).


                  Each of the agreements with Messrs. Schwarz, Rizzo and Unbekant will provide that the executive will continue to serve the Company, in the position or positions currently held, through December 31, 1997. Each agreement will provide that the executive will receive his current salary, which will continue to be reviewed by the Board of Directors. Each executive will also continue to receive benefits, including, but not limited to, health and life insurance and pension accrual. In addition, each executive will continue to receive incentive compensation under the Company's current plans until the end of 1996 and pursuant to any plans which are in effect thereafter.

                  Each agreement will provide that the executive may voluntarily terminate his employment for any reason with 60 days notice to the Company. In such event, the executive would be entitled to receive his accrued salary and his accrued bonus up to the date of such termination. Each agreement will provide that, in the event of the termination of the executive without cause, a reduction in the executive's salary or other benefits (other than a reduction that is similar to the reduction made to the salaries or other benefits provided to all or most other employees of the Company), or a material change in the executive's responsibilities at the Company or certain other events deemed to be a "Constructive Termination," the executive would be entitled to terminate his employment with the Company and receive his base compensation and benefits for the greater of one year or the remaining contract term and to the extent that


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pension  benefits  cannot be provided under the Company's  qualified  plan, they shall be provided under a non-qualified plan. In the event the executive's employment were terminated in accordance with the above provision, his stock options would become fully exercisable and/or vested and could be exercised at any time during the salary continuation period (but not beyond the applicable option term).

                  Bart W. Perini will retire as an active employee of the Company effective December 31, 1996. He will continue to serve as a Director. The Company will enter into a severance agreement with Mr. Perini which, in recognition of his thirty-five years of service, provides for the continuation of his base salary and benefits, including health and life insurance and pension accrual, through December 31, 1998 and to the extent that pension benefits cannot be provided under the Company's qualified plan, they shall be provided under a non-qualified plan. In addition, he will continue to receive incentive compensation under the Company's current plans through 1996.



          Management Agreement

                As a condition of the Investors' obligations to acquire the Series B Preferred Stock, the Stock Purchase Agreement requires that at or prior to the Closing Date, the Company enter into the Management Agreement. The Management Agreement will become effective as of the Closing Date. Under the terms of the Management Agreement, Tutor-Saliba Corporation and Mr. Tutor each agree to provide the Company with the management services of Mr. Tutor for a maximum of ten days in any calendar month (unless otherwise agreed by the parties in writing). Mr. Tutor shall serve as acting Chief Operating Officer and Tutor-Saliba Corporation will be paid an annual fee of $150,000 for Mr. Tutor's services. In addition, in order to provide incentive to Mr. Tutor in his role as acting Chief Operating Officer, he will be granted, on the Closing Date, options to purchase 150,000 shares of Common Stock pursuant to the Company's 1982 Stock Option and Long-Term Performance Incentive Compensation Plan, as amended (the "Plan") (or, in the event options are unavailable for issuance under such Plan, an option shall be issued outside of the Plan, with similar terms and conditions as under the Plan). The options will be granted with an exercise price per share equal to the closing price of a share of Common Stock on the American Stock Exchange on the day prior to the Closing Date. The options will not be qualified under Section 422 of the Internal Revenue Code of 1986, as amended, and will not vest for forty months (or in certain other limited circumstances at an earlier date). The options expire after eight years.

                  Unless terminated earlier by the parties, the Management Agreement terminates upon the earliest to occur of (i) December 31, 1998, (ii) Mr. Tutor's inability to perform his services under the Management Agreement, whether because of death,

                                                             PRELIMINARY COPY

disability or otherwise, (iii) written notice from the Company to Mr. Tutor after, in the determination of a majority of the Executive Committee of the Board of Directors of the Company, Mr. Tutor has failed to perform his obligations under the Management Agreement, and (iv) the reasonable determination by the Board of Directors or Executive Committee of the Company, along with written notice thereof to Mr. Tutor, that it would be inadvisable for Mr. Tutor to continue performing the services contemplated by the Management Agreement.


         Executive Committee Compensation


                  The non-employee members of the Executive Committee will receive $4,000 for each Executive Committee meeting attended. In addition, each of the non-employee members of the Executive Committee will also be granted, on the Closing Date, options to purchase 25,000 shares of Common Stock pursuant to the Plan (or, in the event options are unavailable for issuance under such Plan, options shall be issued outside of the Plan, with similar terms and conditions as under the Plan). The options will be granted with an exercise price per share equal to the closing price of a share of Common Stock on the American Stock Exchange on the day prior to the Closing Date. The options will not be qualified under Section 422 of the Internal Revenue Code of 1986, as amended, and will not vest for forty months (or in certain other limited circumstances at an earlier date). The options expire after eight years.



         Registration Rights Agreement


                  The Series B Preferred Stock will not be listed on the American Stock Exchange or any other national securities exchange, and the issuance of the Series B Preferred Stock will not be registered with the SEC. The shares of Series B Preferred Stock will therefore be restricted securities. However, the Company will enter into a Registration Rights Agreement (the
"Registration Rights Agreement") with the Investors pursuant to which the Investors or their permitted successors and assigns under the Agreement (the "Purchasers") will be entitled to certain additional rights with respect to the registration under the Securities Act of 1933, as amended, (the "Securities Act") of the shares of Common Stock received upon conversion of the Series B Preferred Stock (the "Conversion Shares").

                  The Registration Rights Agreement will provide that Purchasers holding unregistered Conversion Shares or Preferred Stock may, upon the receipt by the Company of a written request by the holders of a majority of all outstanding Conversion Shares and Preferred Stock, demand that the Company file with the SEC a registration statement for an offering to be made on a delayed or continuous basis

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                                                           PRELIMINARY COPY

pursuant to Rule 415 of the Securities Act (a "Shelf Registration") for the purpose of registering the resale of such unregistered Conversion Shares and any shares of Common Stock into which Preferred Stock may be converted (together, the "Registrable Securities"). Such agreement will provide that the Company shall use its best efforts to maintain the effectiveness of such Shelf Registration until the resale of all such Registrable Securities and, in the event all Registrable Securities are not resold under such Shelf Registration, the Company must file a second Shelf Registration statement for the resale of any and all remaining Registrable Securities.


         Voting Agreement


                  PB Capital, David B. Perini, Bart W. Perini, Ronald N. Tutor, and Tutor- Saliba Corporation (collectively, the "Stockholders" and each individually a "Stockholder") have entered into an agreement (the "Voting Agreement") with the Company, pursuant to which the Stockholders have agreed to vote all of the shares of Common Stock, Series B Preferred Stock, Series A Junior Participating Cumulative Preferred Stock, and any other series or class of voting stock to be issued by the Company (collectively, the "Perini Voting Stock") owned of record or thereafter acquired by them, or over which they have voting control, in favor of the election to the Board of Directors of the Company of three representatives designated by PB Capital and reasonably satisfactory to the Company at the first meeting of the Stockholders at which directors will be elected (or by written consent in lieu of a meeting of the Stockholders) (the "Meeting"). The terms of the Voting Agreement are binding upon transferees of Perini Voting Stock. The Voting Agreement will remain in effect until immediately after the holding of the next Meeting at which the representatives designated by PB Capital are elected.


         Shareholder Rights Agreement Amendments

                  The Company is a party to a Shareholder Rights Agreement, dated as of September 23, 1988, as amended and restated as of May 17, 1990, with The First National Bank of Boston as Rights Agent. On September 23, 1988, the Board of Directors of the Company declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock of the Company to stockholders of record at the close of business on October 6, 1988. Each Right entitles the registered holder thereof to purchase one one-hundredth of a share (a "Unit") of Series A Junior Participating Cumulative Preferred Stock (the "Series A Preferred Stock") at a cash exercise price of $100.00 per Unit. The Rights expire on September 23, 1998.

                  The purpose of the Shareholder Rights Agreement is to prevent hostile attempts

                                       21

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                                                             PRELIMINARY COPY

to acquire control of the Company by making such attempts prohibitively expensive, unless the Board of Directors acts to redeem the Rights. The Rights Agreement presently provides that, absent intervention by the Board of Directors, certain anti-takeover provisions become operative in the event that a person or group of affiliated or associated persons (other than the Company and certain of its affiliates and other exempted persons) either: (i) acquires beneficial ownership of 20% or more of the then outstanding shares of Common Stock (the date of the announcement of such acquisition being the "Stock Acquisition Date"), or (ii) acquires beneficial ownership of 10% or more of the then outstanding shares of Common Stock and the Board of Directors of the Company determines that such person or group is adverse to the interests of the Company (an "Adverse Person"). (For purposes of this provision, a person is deemed to beneficially own the shares of Common Stock into which any class of preferred stock of the Company is convertible. Such shares issuable on conversion, however, are generally not counted as part of the number of shares of Common Stock then outstanding in calculating the percentage of shares owned by other persons.) Following either such event, the Board of Directors may provide that each holder of a Right will thereafter have the right to receive upon exercise that number of Units of Series A Preferred Stock having a market value of two times the exercise price of the Right, unless the Board of Directors redeems the Rights. The Board of Directors may also, at its option, exchange all or any part of the then outstanding and exercisable Rights for shares of Common Stock or Units of Series A Preferred Stock at an exchange ratio of one share of Common Stock or one Unit of Preferred Stock per Right.

                  As part of the Transaction necessary to permit the issuance of the Series B Preferred Stock, the Board of Directors plans to amend the Shareholder Rights Agreement in two ways.


o First, in order to permit the acquisition of the Series B Preferred Stock by the Investors pursuant to the Agreement, any additional Preferred Stock issued as dividends, and any Common Stock issued upon conversion of the Series B Preferred Stock, without triggering the distribution of Rights, the Board will amend the Shareholder Rights Agreement to provide that the issuance of the Series B Preferred Stock and the Common Stock into which such stock is convertible will not give rise to a "Stock Acquisition Date" within the meaning of the Rights Agreement and that none of the Investors will be deemed to be an "Adverse Person." Accordingly, the issuance of the Series B Preferred Stock will not trigger the anti-takeover provisions of the Shareholder Rights Agreement.



                                       22

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                                                              PRELIMINARY COPY


o Second, in order to protect significant potential tax benefits of the Company attributable to certain net operating losses ("NOLs") that the Company already has, as well as those that it may have in the future (see "The Company's NOLs and Section 382"), the Company plans to lower the threshold for the occurrence of a Stock Acquisition Date from 20% to 10% of the issued and outstanding shares of Common Stock, (the "Second Amendment") for at least 38 months following the closing date and plans to extend the expiration of the Shareholder Rights Agreement to a date that is at least 38 months after the closing date, at which point, the Board may consider the adoption of a new shareholder rights agreement. Prior to the new expiration date of the Shareholder Rights Agreement, these thresholds may not be changed without the prior consent of a majority of the Executive Committee. The purpose of these amendments which lower the trigger thresholds for the Rights is to reduce the risk that one person or a group of persons will acquire an amount of capital stock of the Company that would limit the Company's ability to use these NOLs in the future by making such an acquisition unattractive to buyers. These amendments do not in any way prevent such acquisitions from occurring, nor do they render such purchases null and void. The Company believes that this is the best means presently available to it to accomplish this end. Depending on the circumstances in the future, the Company may consider other means of preventing an "ownership change" as defined by the Internal Revenue Code of 1986, as amended.

                  The Shareholder Rights Agreement Amendments may be deemed to have an "anti-takeover" effect because, during the new term of the Shareholder Rights Agreement, they will make it unattractive for a person or entity (or group thereof) to accumulate more than 10% of the Company's Common Stock. The Shareholder Rights Agreement Amendments thus would discourage or prohibit accumulations of substantial blocks of shares for which stockholders might receive a premium above market value. In the opinion of the Board of Directors of the Company, the fundamental importance to the Company's stockholders of maintaining the availability of the tax benefits to the Company outweighs the added anti-takeover effect the Shareholder Rights Agreement Amendments may have.


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         THE COMPANY'S NOLS AND SECTION 382

                  As of December 31, 1995, NOLs of approximately $55 million were available to offset taxable income recognized by the Company in periods after December 31, 1995. The Company estimates that as of December 31, 1996, such NOLs will amount to approximately $52 million. There are also unused investment tax credits and foreign tax credits as indicated on the table below that are available to the Company to offset future tax liabilities after utilizing the above mentioned NOLs.


                  For Federal income tax purposes, the NOLs and tax credits will expire according to the following schedule:

                                             (000's)
        Year of     Unused Investment     Foreign Tax       Net Operating Loss
      Expiration       Tax Credits          Credits            Carryforwards
      ----------       -----------          -------            -------------

         1998                                 952
         1999                                  26
         2001                449
         2002                 37
         2003              3,046                                          675
         2004                                                             293
         2005                                                             728
         2006                                                           1,142
         2009                                                          26,147
         2010                                                          26,283
                         -------         --------                ------------

         TOTAL             3,532              978                      55,268
                         =======         ========                ============

NOLs benefit the Company by offsetting taxable income dollar for dollar by the amount of the NOLs, thereby eliminating (subject to a relatively minor alternative minimum tax) the 35% federal corporate tax on such income. In contrast, tax credits offset federal taxes dollar for dollar after application of various enumerated rules and limitations.


                  The benefit of a company's NOLs and tax credits can be reduced or eliminated under Section 382 of the Internal Revenue Code ("IRC"). Section 382 limits the use of losses and other tax benefits by a company that has undergone an "ownership change," as defined in Section 382. Generally, an ownership change occurs if one or more stockholders, each of whom owns 5% or more in value of a company's capital stock,

                                                        24

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increase their aggregate  percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders over the preceding three year period. For this purpose, all holders who each own less than 5% of a company's capital stock are generally treated together as one or more 5 percent stockholders (that is, all holders with less than 5% of a company's stock are typically treated, in effect, as one "public" stockholder). In addition, certain constructive ownership rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules, described below, can result in the treatment of options (including warrants) as exercised if such treatment would result in an ownership change. All percentage determinations are based on the fair market value of a company's capital stock, including any preferred stock which is voting or convertible (or otherwise participates in corporate growth).

                  If an ownership change of the Company were to occur, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs or other carryovers existing (or "built in") prior to such ownership change generally could not exceed the product obtained by multiplying (i) the aggregate value of the Company's stock immediately prior to the ownership change (with certain adjustments) by (ii) the federal long-term tax-exempt rate (currently 5.64%). Because the value of the Company's stock, as well as the federal long-term tax-exempt rate, fluctuate, it is not possible to predict with accuracy the annual limitation upon the amount of taxable income of the Company that could be offset by such NOLs or other items if an ownership change were to occur on or subsequent to the closing date of the Transaction. The Company would incur a corporate level tax (current maximum federal rate of 35%) on any taxable income during a given year in excess of such limitation plus any prior year's unused NOL that was not utilized in such prior year. While the NOLs not used as a result of this limitation remain available to offset taxable income in future years, the effect of an ownership change, under certain circumstances, would be to significantly defer the utilization of the NOLs, accelerate the payment of federal income tax, and cause a portion of the NOLs to expire prior to their use.

                  Approval and consummation of the Transaction increases the risk that the Company will undergo an ownership change because of the significant change in ownership attributable to the Investors' ownership interest in the Company. Regulations issued by the Internal Revenue Service (the "IRS") in March 1994 provide that an "option" will be treated as exercised for purposes of Section 382 if it meets any one of three tests, each of which will apply only if a "principal purpose" of the issuance, transfer or structuring of the option was to avoid or ameliorate the impact of

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an  ownership  change under  Section 382. The term  "option" for this purpose is defined broadly to include, among other things, a contingent purchase, warrant or put, regardless of whether it is contingent or otherwise not currently exercisable. Under this definition, the Series B Preferred Stock being reserved for issuance as payment-in- kind dividends (the "PIK Shares") could be viewed as "options." The Company believes that, based on its estimate of the potential values of the Series B Preferred Stock, its knowledge of the current ownership of Common Stock and $21.25 Preferred Stock by 5 percent stockholders, and the current trading price of the Common Stock and the $21.25 Preferred Stock, all of which are subject to change following the date of this Proxy Statement, an ownership change of the Company will not occur on the closing date of the Transaction whether or not the PIK Shares are considered as "options" under
Section 382 of the IRC.

                  The Company did not negotiate the terms of the Agreement, including the terms of the Series B Preferred Stock (including the stock being reserved as PIK Shares), with a view to avoid or ameliorate the impact of an ownership change of the Company under Section 382, and the Company believes that the issuance, transfer, or structuring of any aspect of the Agreement did not have as one of its purposes the avoidance or amelioration of the impact of an ownership change. PB Capital also has indicated that it did not negotiate the terms of the Agreement with a view to avoiding an ownership change, and it has indicated its belief that the issuance, transfer, or structuring of any aspect of the Agreement did not have as one of its purposes the avoidance or amelioration of an ownership change of the Company. The Company and PB Capital's conclusions are not binding on the IRS, however, and thus the IRS could challenge this conclusion. Even if the IRS were to successfully challenge this position, it is unlikely that the consummation of the Transaction in and of itself would cause an ownership change of the Company.

                  However, as indicated in the previous paragraph, such a challenge, if successful, could increase the risk that purchases by other stockholders of the Company's Common Stock could effect the percentage shift in the Company's ownership as determined for purposes of Section 382. Any such acquisition could increase the likelihood that the Company would experience an ownership change if such shift, coupled with the consummation of the Transaction, causes the ownership by 5 percent stockholders (including groups of less than 5 percent stockholders that are treated as 5 percent stockholders) of the Company to increase by more than 50 percentage points during a three year period.

                  The desire of the Company to maintain its NOLs could make it difficult for the Company to complete any further significant equity issuances (public or private) for the three years following the closing date of the Transaction. That is, even if no holder of

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more than 5% of the  Company's  capital  stock  other  than the  Investors,  has increased its holdings of capital stock of the Company during the past three years, the fact that, by the Company's estimates, the Investors in the aggregate will own approximately [37%] of the Company's capital stock after consummation of the Transaction and that the Company may issue up to an additional estimated 7% of the Company's capital stock as PIK Shares for the payment of dividends over the next three years, means that the Company may have little ability to obtain further equity during that same period if it wants to maintain its ability to use NOLs without application of the Section 382 limitation. Under the terms of the Series B Preferred Stock, the Investors have the right to approve certain future issuances of equity, whether junior or senior in rank.


         CONTINUED RISK OF OWNERSHIP CHANGE


                  Notwithstanding the Shareholder Rights Agreement Amendments, there remains a risk that certain changes in relationships among stockholders or other events will cause an ownership change of the Company under Section 382. Future significant purchases of the Company's Common Stock and other events that occur prior to the consummation of the Transaction can effect the percentage shift in the Company's ownership as determined for purposes of Section 382, and any such acquisition could increase the likelihood that the Company will experience an ownership change if such shift, coupled with the consummation of the Transaction, causes the ownership of 5 percent stockholders of the Company to increase. There also can be no assurance that the Second Amendment to the Shareholder Rights Agreement will be effective, either because a person or group of persons acquires stock in excess of 10% of the capital stock of the Company (notwithstanding that such acquisition would trigger the distribution of rights under the Shareholder Rights Agreement) or because of other factors. For example, while Section 382 provides that fluctuations in the relative values of different classes of stock are not taken into account in determining whether an ownership change occurs, no regulations or other guidance have been issued under this provision. Therefore, the extent to which changes in relative values of the Series B Preferred Stock, the $21.25 Preferred Stock, and the Common Stock could result in an ownership change of the Company is unclear, and it is possible that fluctuations in value could result in an ownership change of the Company.


                  In addition, the Board of Directors of the Company has the discretion to prevent the distribution of Rights and also to redeem the Rights for a nominal sum. Either of these actions would otherwise result in an ownership change that would limit the use of the tax attributes of the Company. The Board of Directors of the Company intends to consider any such transactions individually and determine at the time whether it is in the best interests of the Company, after consideration of any factors that the Board deems relevant (including possible future events), to permit any such transactions to

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occur notwithstanding that an ownership change of the Company may occur.

                  As a result of the foregoing, the Shareholder Rights Agreement Amendments may serve to reduce, but do not serve to eliminate, the risk that
Section 382 will cause the limitations described above on the use of tax attributes of the Company to be applicable.

         Regulation of Certain Business Combinations under Massachusetts Law

                  Chapter 110F of the Massachusetts General Laws provides that a corporation may not engage in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder. Chapter 110F further provides that this prohibition does not apply if, prior to the date that such stockholder became an interested stockholder, the board of directors of the corporation approved the transaction which resulted in the stockholder becoming an interested stockholder.


                  Upon consummation of the Transaction, each of PB Capital, Union and The Common Fund would own more than five percent of the outstanding voting stock of the Company and would therefore be an "interested stockholder" as defined under chapter 110F. The Board of Directors has voted to approve the Stock Purchase and Sale Agreement and the transactions contemplated thereby. Accordingly, the prohibition of chapter 110F will not apply to future transactions between PB Capital, Union, The Common Fund and the Company.


         Fairness Opinions

         Opinion of J.P. Morgan Securities Inc.

                  Pursuant to an engagement letter dated October 9, 1995, the Company retained J.P. Morgan Securities Inc. ("J.P. Morgan") as its financial advisor to assist the Company in assessing its alternatives to obtain strategic capital, including consideration of potential business combinations, private equity placements, and other transactions including the possible sale of real estate assets.

                  At the meeting of the Board of Directors of the Company on June 12, 1996, J.P. Morgan rendered its oral opinion to the Board of Directors of the Company that, as of such date, the consideration to be paid to the Company for the proposed issuance of Series B Preferred Stock was fair from a financial point of view to the Company. J.P. Morgan has confirmed its June 12, 1996 oral opinion by delivering its written opinion to the Board of Directors of the Company, dated the date of this Proxy

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Statement, that, as of such date, the consideration to be paid to the Company in the proposed Transaction is fair from a financial point of view to the Company. No limitations were imposed by the Company's Board of Directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.


                  The full text of the written opinion of J.P. Morgan dated the date of this Proxy Statement, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex A to this Proxy Statement. The Company's stockholders are urged to read the opinion in its entirety. J.P. Morgan's written opinion is addressed to the Board of Directors of the Company, is directed only to the consideration to be paid by PB Capital for the Series B Preferred Stock and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the Special Meeting. The summary of the opinion of J.P. Morgan set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

                  In arriving at its opinions, J.P. Morgan reviewed, among other things, in the case of its June 12, 1996 opinion, the investment offer as then proposed and negotiated with RCBA, and in the case of its opinion dated the date of this Proxy Statement, the Stock Purchase and Sale Agreement, related Transaction documents and this Proxy Statement; the audited financial statements of the Company for the fiscal years ended December 31, 1995 and December 31, 1994, and the unaudited financial statements of the Company for the period ended September 30, 1996 in the case of its opinion dated the date of this Proxy Statement; current and historical market prices of the Common Stock; certain publicly available information concerning the business of the Company and of certain other companies engaged in businesses comparable to those of the Company, and the reported market prices for certain other companies' securities deemed comparable; publicly available terms of certain transactions involving companies comparable to the Company and the consideration paid for such companies; certain agreements with respect to outstanding indebtedness or obligations of the Company; certain information regarding the Company's real estate subsidiary and portfolio of assets provided by the Company; and certain internal financial analyses and forecasts prepared by the Company and its management. The internal financial analyses and forecasts furnished to J.P. Morgan were prepared by the management of the Company. The Company does not publicly disclose internal management financial analyses and forecasts of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the Transaction and such financial analyses and forecasts were not prepared with a view toward public disclosure. These financial analyses and forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors

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related to general economic and competitive  conditions and prevailing  interest rates. Accordingly, actual results could vary significantly from those set forth in such financial analyses and forecasts.


                  J.P. Morgan also held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, the effects of the Transaction on the financial condition and future prospects of the Company, and certain other matters believed necessary or appropriate to J.P. Morgan's inquiry. These matters included the overall high debt level of the Company; the need for further liquidity to support the Company's construction operations and bonding capacity; limited net proceeds available to the Company if it were to pursue an accelerated disposition of its real estate assets; potential exposure to future payments resulting from the Company's WMATA litigation; and the benefits of the Transaction in strengthening the balance sheet of the Company. In addition, J.P. Morgan visited certain representative facilities and real estate assets of the Company, and reviewed such other financial studies and analyses and considered such other information as deemed appropriate for the purposes of its opinions.

                  J.P. Morgan relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by the Company or otherwise reviewed by J.P. Morgan, and J.P. Morgan has not assumed any liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan has also assumed that the Transaction will have the tax consequences described in discussions with them, and materials furnished to them by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in such Agreement.

                  J.P. Morgan's opinions are based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinions. Subsequent developments may affect the written opinion dated the date of this Proxy Statement, and J.P. Morgan does not undertake any obligation to update, revise, or reaffirm such opinion. J.P. Morgan expresses no opinion as to the price at which the Company's Common Stock will trade at any future time.

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                                                            PRELIMINARY COPY

                  The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinions. The Company is engaged in both the construction and real estate businesses. J.P. Morgan valued the Company's construction operations employing generally accepted valuation methods. In valuing the real estate business, J.P. Morgan estimated realizable proceeds from an accelerated disposition strategy, an approach which differs materially from the Company's current and historical long-term hold strategy toward its real estate operations.

                  Construction business - Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the equity value per share of the Company's construction operations. J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate through its construction operations during fiscal years 1996 through 2000 based upon management financial projections. J.P. Morgan also calculated a range of terminal values of the Company's construction operations at the end of the period ending December 31, 2000 by applying exit earnings before interest and taxes ("EBIT") multiples to the EBIT of the Company during the final year period. The EBIT multiples applied were equivalent to EBIT multiples at which certain publicly traded comparable companies are currently trading. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 10.0% to 11.0% which were chosen by J.P. Morgan based upon an analysis of the average weighted average cost of capital of certain publicly traded comparable companies. After giving effect to the total corporate level debt and existing preferred stock of the Company, the discounted cash flow analysis yielded an implied trading value for the Company's Common Stock of approximately $6.75 to $11.25 per share for its construction operations.


                  Construction business - Public Trading Multiples. J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the Company. The companies selected by J.P. Morgan were Granite Construction Inc., Guy F. Atkinson Company of California, and The Turner Corporation. These companies were selected, among other reasons, because they were principally engaged in the business of general contracting, specifically commercial buildings and civil projects, without a substantial component of design and engineering work. For each comparable company, publicly available financial performance through the twelve months ended December 31, 1995 and through the six months ended June 30, 1996 was analyzed. In addition, publicly available estimates of each comparable company's future financial performance was reviewed in relation to the current market valuation of that company. J.P. Morgan selected the median value for each multiple, specifically: firm value divided by projected 1996 EBIT, market value divided by projected 1996

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net  income,  and market  value  divided  by  projected  1997 net  income  where available. These multiples were then applied to the Company's projected 1996 EBIT and projected net income for the twelve months ending December 31, 1996 and December 31, 1997. After giving effect to certain adjustments including the total corporate level debt and existing preferred stock of the Company, these multiples yielded an implied trading value for the Company's Common Stock of approximately $6.00 to $11.25 per share. J.P. Morgan did not use multiples based on historical financial results due to the distorting effect of the Company's losses during 1995.

                  Construction business - Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined selected transactions involving general contracting companies of the type analogous to the Company. J.P. Morgan found that such transactions were very limited and identified only one transaction which involved a suitably comparable company and occurred recently enough to be relevant to its valuation of the Company. This transaction was the merger of Washington Contractors Group, Inc. with Kasler Corporation in July 1993. J.P. Morgan compared the consideration received by Kasler shareholders to the financial performance of Kasler Corporation and applied the implied EBIT multiple to the Company's estimated 1996 EBIT. After giving effect to the total corporate level debt and existing preferred stock of the Company, this multiple yielded an implied trading value for the Company's Common stock of approximately $9.75 per share.


                  Real Estate Assets. The Company's real estate portfolio consists of two large assets, the Resort at Squaw Creek in Squaw Valley, California and Rincon Center in San Francisco, and a diverse group of thirteen other assets including office buildings, residential land and lots and commercial land held for development in several regions of the United States. The Company has a strategy of holding its major real estate assets as long as required to realize profits on its investments while selectively selling off its smaller real estate assets. In addition to reviewing the Company's forecasts for its long-term real estate strategy and analyzing the portfolio's estimated near-term negative cash flow performance, J.P. Morgan focused on the near-term net proceeds realizable through an accelerated disposition strategy. In estimating near-term liquidity, J.P. Morgan employed several valuation methodologies including a discounted cash flow approach, comparable sales transactions, and estimated cost of carry of certain assets. The contribution of the real estate assets in providing potential near-term liquidity to the Company is estimated to be approximately $15 to $20 million, or $3.00 to $4.00 per share. Such estimate does not constitute an appraisal of these assets, and the actual proceeds realized by the Company in any such sales could be materially different.

                  WMATA Litigation. J.P. Morgan factored into its financial analyses a

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preliminary judgment by the U.S. District Court (D.C.) in July 1993 in which the
Company was found liable for $16.5 million, equivalent to approximately $3.40 per share, in connection with subway construction contracts for the Washington Metropolitan Area Transit Authority (WMATA). The case is awaiting a final decision and the Company has asked the Court to rule upon undecided claims outstanding against WMATA which would offset the preliminary judgment and thereby reduce or eliminate its ultimate exposure at this level or through the appeals process.

                  In connection with its opinion dated the date of this Proxy Statement, J.P. Morgan reviewed the analyses used to render its June 12, 1996 oral opinion to the Board of Directors of the Company by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

                  The summary set forth above does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

                  As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the Transaction and to deliver an opinion to the Company's Board of Directors with respect to the Transaction on the basis of such experience and its familiarity with the Company.

                  For services rendered as financial advisor to assist the Company in assessing its alternatives to obtain strategic capital, including consideration of potential business

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combinations,  private equity placements,  and other transactions  including the possible sale of real estate assets, J.P. Morgan has received fees totaling $550,000 prior to the date of this Proxy Statement. Upon the delivery to the Company's Board of Director's of its written opinion, J.P. Morgan will receive a fee of $350,000, and upon the closing of the Transaction, J.P. Morgan will receive an additional fee from the Company of $750,000. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.


                  J.P. Morgan and its affiliates maintain banking and other business relationships with the Company and its affiliates, for which it receives customary fees. J.P. Morgan's affiliated bank, Morgan Guaranty Trust Company of New York ("Morgan Guaranty") is the agent bank for the Company's current revolving credit facility which is being restructured as part of the Transaction. In connection with the restructuring of the revolving credit facility, Morgan Guaranty will receive a 20.6% share of the $323,750 restructuring fee and the same percentage of the approximately 410,000 warrants (see "Credit Facilities"). In addition, Morgan Guaranty will receive a $120,000 fee as the agent bank. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of the Company for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.


         Opinion of Chase Securities Inc.

                  The Company engaged Chase Securities Inc. ("Chase") to evaluate the fairness to the Company of the consideration to be paid to the Company in connection with the transactions pursuant to the Agreement. On September 27, 1996, Chase delivered its written opinion to the Board of Directors of the Company to the effect that, based upon and subject to the assumptions, factors and limitations set forth in such written opinion, as of the date of such opinion, the consideration to be paid to the Company in connection with the Transaction is fair, from a financial point of view, to the Company.

                  The full text of Chase's written opinion, which sets forth assumptions made, factors considered and limitations on the review undertaken by Chase in rendering its opinion, is attached as Annex B to this Proxy Statement and is incorporated herein by reference. The summary set forth below is qualified in its entirety by reference to the full text of such opinion. Stockholders are urged to read the opinion carefully and in its entirety.


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                  Chase's  opinion  is  directed  only to the  fairness,  from a financial point of view, of the consideration to be paid to the Company in connection with the Transaction and does not address the Company's underlying decision to proceed with or effect the Transaction. Chase's opinion was rendered for the use and benefit of the Board of Directors of the Company in its evaluation of the Transaction and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the Special Meeting. Except as set forth in Chase's opinion, the Board of Directors did not impose any limitations upon the scope of the investigation that Chase deemed necessary to enable it to deliver its opinion,

                  In arriving at its opinion, Chase, among other things: (i) reviewed the Agreement and other Transaction documents referred to therein; (ii) reviewed a draft Proxy Statement of the Company prepared in connection with seeking stockholder approval for the Transaction; (iii) reviewed certain publicly available business and financial information of the Company, including the audited financial statements of the Company for the fiscal years ended December 31, 1995 and December 31, 1994 and the unaudited financial statements of the Company for the period ended June 30, 1996; (iv) reviewed certain publicly available business and financial information of certain companies engaged in businesses Chase deemed comparable to those of the Company; (v) compared current and historical market prices of the Company's Common Stock and reported market prices of the securities of certain other companies that were deemed comparable; (vi) reviewed publicly available financial terms of certain business transactions Chase deemed comparable to the Transaction and otherwise relevant to Chase's inquiry; (vii) held discussions with members of the Company's senior management concerning certain aspects of the Transaction, the Company's past and current business operations, the Company's financial condition, future prospects, and operations, before and after giving effect to the Transaction, as well as their views of the business, operational, strategic benefits, and other implications of the Transaction, and certain other matters Chase believed necessary or appropriate to Chase's inquiry, including (a) the overall high debt level of the Company, (b) the need for further liquidity to support the Company's construction operations and bonding capacity, (c) limited net proceeds available to the Company if it were to pursue an accelerated disposition of its real estate assets, (d) potential exposure to future payments resulting from the Company's Washington Metropolitan Area Transit Authority litigation in which the Company was found liable in a Preliminary judgment by the U.S. District Court (D.C.) in July 1993, and (e) the benefits of the Transaction in strengthening the balance sheet of the Company; (viii) reviewed certain agreements with respect to outstanding indebtedness or obligations of the Company; (ix) reviewed certain information provided by the Company regarding its real estate subsidiary and portfolio of assets; (x) reviewed certain internal non-public financial and operating data provided by the Company's management concerning the Company's business, including

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management  forecasts and projections of future financial results; and (xi) made such other analyses and examinations as Chase deemed necessary or appropriate. The forecasts and projections furnished to Chase were prepared by the management of the Company. The Company does not publicly disclose internal management projections of the type provided to Chase in connection with Chase's analysis of the Transaction, and such projections were not prepared with a view toward public disclosure. These forecasts and projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from these set forth in such forecasts and projections.


                  In connection with its opinion, Chase relied upon and did not assume any responsibility for independently verifying the accuracy and completeness of all of the information provided to, discussed with, or reviewed by or for Chase, or publicly available for purposes of its opinion, and did not assume any liability with respect thereto. Chase has not made nor obtained any independent evaluations or appraisals of the assets or liabilities of the Company, and Chase has not conducted a physical inspection of the properties and facilities of the Company. With respect to financial forecasts and projections prepared by the Company, Chase assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. Chase expressed no views as to such forecasts or projections or the assumptions on which they were based. Chase also assumed that the Transaction will have the tax consequences described to it in discussions with, and materials furnished to Chase by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in such agreement. In addition, Chase was not authorized and did not solicit any indications of interest from any third parties with respect to the purchase of all or part of the Company's business or assets, and accordingly Chase relied entirely on the results of the process conducted by representatives of J.P. Morgan in that regard.

                  For purposes of rendering its opinion, Chase has also assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party has and will perform all of the covenants and agreements required to be performed by it under such agreement, and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. Chase necessarily based its opinion on market, economic, and other conditions as they existed on, and could be evaluated as of, the date of such opinion. Subsequent developments may affect or have affected Chase's opinion, and Chase did not undertake any obligation to update, revise, or reaffirm its opinion. Additionally,

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Chase  expressed no opinion as to the price at which the Company's  Common Stock will trade at any future time.

                  The following is a summary of certain of the financial analyses utilized by Chase and reviewed with the Board of Directors of the Company at its meeting on September 27, 1996, and does not purport to be a complete description of the analyses performed by Chase. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses as a whole could create an incomplete view of the processes underlying Chase's opinion. In arriving at its fairness determination, Chase considered the results of all such analyses. The analyses were prepared solely for the purpose of enabling Chase to render its opinion to the Board of Directors of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future values, which may be significantly more or less favorable than suggested by such analyses.

                  Comparable Company Analysis. Chase compared certain publicly available financial data of selected companies in the construction and the construction and engineering industries with that of the Company. The selected construction companies were Guy F. Atkinson Company of California, Banister Foundation Inc., Granite Construction Incorporated and Turner Corporation. The selected construction and engineering companies were Fluor Corporation, Foster Wheeler Corporation, Jacobs Engineering Group and Stone & Webster Incorporated. For each selected company, Chase, among other things, derived an adjusted market value of such company, consisting of the aggregate market value of the Company's common stock trading price, plus the amount of total indebtedness and preferred stock of such company less its cash and cash equivalents, and analyzed the (i) revenues, (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA") and (iii) EBIT of these companies for the last twelve months, in each case as a multiple of adjusted market value. This analysis produced multiples of
(i) revenues to adjusted market value ranging from a high of 0.6x to a low of 0.0x, with a mean of 0.3x, as compared to a multiple for the Company of 0.lx,
(ii) EBITDA to adjusted market value ranging from a high of 9.3x to a low of 5.10x, with a mean of 7.6x, as compared to a multiple for the Company of 18.5x and (iii) EBIT to adjusted market value ranging from a high of 17.6x to a low of 9.0x, with a mean of 12.9x, as compared to a multiple for the Company of 27.9x. Due to the depressed financial results of the Company, as well as the financial condition of some of the comparable companies, Chase did not derive a specific per share reference range from this analysis.

                  Merger & Acquisition Transaction Analysis. Chase reviewed nine merger and acquisition transactions in the construction industry announced since October 1, 1990.

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The  transactions  reviewed in this  analysis  (collectively,  the  "Transaction
Comparables") were Washington Construction Group Inc.'s acquisition of Morrison Knudsen Corp., Granite Construction Co.'s acquisition of Gibbons Co., Ogden Corp.'s acquisition of Ogden Projects Inc., Washington Contractors Group Inc.'s acquisition of Kasler Corp., Karl Steiner Holding Corp.'s acquisition of Turner Corp, Banister Capital Foundation Inc.'s acquisition of Majestic Contractors Ltd., Blackstone Capital Partners LP's acquisition of Great Lakes Dredge & Dock Co., LE Myers Co. Group's acquisition of Hawkeye Construction Inc. and Ogden Corp's acquisition of ERC Environmental & Energy Services Inc. For each Transaction Comparable, Chase, among other things, analyzed each acquired company's EBIT for the last twelve months, in each case as a multiple of the transaction value, and derived reference multiples ranging from 7.5x to 8.5x. Based on this range, Chase calculated the implied equity value of the Company to be approximately $8.97 to $12.25 per share.

                  Construction Business Discounted Cash Flow Analysis. Chase performed a discounted cash flow analysis for the purpose of determining the equity value per share of the Company's construction business. Based on certain forecasts and projections provided to Chase by the Company's management for the fourth quarter of 1996 and the years 1997 through 2000, Chase calculated the projected stream of unlevered free cash flows of the Company's construction business through the year 2000. Chase derived the estimated present value of such cash flows using discount rates ranging from 10.5% (low) to 11.5% (high), which were selected by Chase based on an analysis of the weighted average cost of capital of the companies named in the comparable company peer groups. After taking into account assumed terminal values of the construction business at the end of the year 2000 (based on exit multiples of projected EBIT ranging from 6.0x and 8.0x) and giving effect to the total corporate debt level, Chase calculated a per share reference range of $6.31 to $11.50 for the Company's construction business.

                  Public Company Transaction Analysis. Chase summarized eight transactions in which private equity investors purchased significant equity stakes directly from publicly traded corporations. The companies used in this analysis were the investment by Brown Brothers Harriman 1818 Fund L.P. in Columbia Hospital Corp., by Kohlberg Kravis Roberts & Co. in TW Holdings, Inc., by Joseph Littlejohn & Levy in Doskocil Companies Inc., by Blackstone Capital Partners LP in People's Choice TV Corp., by Warburg Pincus Ventures/International Biotechnology Trust in Amergen Inc., by Hass Wheat & Harrison Inc. in Playtex Products, Inc., by Insurance Partners, L.P./Management in Highland Insurance Group Inc. and by Warburg Pincus Ventures/Richard Snyder in Western Publishing Group Inc. Chase noted that none of the transactions was identical to the Transaction. However, despite significant variations among these transactions, this analysis provides a useful benchmark with

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respect to certain structural,  corporate  governance,  and financial aspects of this type of investment transaction.

                  The terms of the engagement of Chase by the Board of Directors are set forth in the letter agreement, dated September 5, 1996, by and between Chase and the Company (the "Engagement Letter"). Pursuant to the terms of the Engagement Letter, the Company has paid Chase, in consideration of certain advisory services with respect to the Transaction, a fee of $500,000 upon delivery of its written opinion dated as of September 27, 1996. In addition, the Company has agreed to reimburse Chase for its reasonable out-of-pocket expenses, including fees and disbursements of its counsel, and to indemnify Chase against certain liabilities relating to or arising out of this engagement.

                  In the ordinary course of business, Chase or its affiliates may trade in the securities of the Company for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.


                                       39

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                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     A VOTE FOR THE APPROVAL OF THE ISSUANCE
                         OF THE SERIES B PREFERRED STOCK
                                   PROPOSAL 2

                        APPROVAL OF AMENDMENT OF BY-LAWS

         Reason for By-Law Amendment


                  As part of the Transaction pursuant to which the Series B Preferred Stock will be issued, the Board of Directors of the Company has approved a By-Law Amendment that will become operative with no further action of the Board or the stockholders immediately upon the consummation of the purchase of the Series B Preferred Stock by the Investors. However, because of the size of their investment in the Company, the Investors, as a condition of their obligation to acquire the Series B Preferred Stock, are requiring that the Company obtain stockholder approval of the By-Law Amendment even though stockholder approval is not required under Massachusetts law. The ByLaw Amendment is described in the following paragraph.


         Description of By-Law Amendment


                  Under the  By-Laws  of the  Company,  as amended by the By-Law
         Amendment, the Executive Committee is fixed at five members. Certain powers of the Board of Directors are expressly delegated to the Executive Committee. More specifically, neither the Company nor the Board of Directors may take any of the following actions without the approval of a majority of the members of the Executive Committee of the Board of Directors: (1) any borrowing or guarantee by the Company exceeding $15 million, (2) except for issuance of stock or stock options pursuant to the Company's incentive compensation plans or programs, any issuance of stock other than Common Stock of the Company in an aggregate amount not exceeding five percent (5%) of the Common Stock of the Company issued and outstanding on the date of the initial issuance of Series B Preferred Stock to the Investors, (3) any strategic alliance (other than a construction joint venture) involving a capital commitment by the Company exceeding $5 million, (4) any asset sale by the Company or lease as lessor exceeding $5 million (other than equipment dispositions in the normal course of business); (5) any redemption or amendment of the Shareholder Rights Agreement or the preferred stock of the Company issuable upon the exercise of such rights; and (6) any termination of or amendment to the Management Agreement. (See "Management Agreement"). The approval of the Executive Committee, however, is not required for any decision by the Board of Directors to redeem the Preferred Stock. (See "Redemption by the Company (Optional and Mandatory)"). In addition, the Executive Committee shall have the

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
                                                              PRELIMINARY COPY

         power to supervise the activities of the Company's chief executive officer. The Certificate of Vote provides that the By-Laws of the Company may not be amended in a manner that affects the rights of the holders of the Series B Preferred Stock without the affirmative vote or consent of two-thirds of such shares.


                       THE BOARD OF DIRECTORS UNANIMOUSLY
                            RECOMMENDS A VOTE FOR THE
                       AMENDMENT OF THE COMPANY'S BY-LAWS

         Principal Stockholders

                  The following table sets forth the beneficial ownership of the Company's voting securities as to (i) each person who is known by the Company to beneficially own more than five percent of any class of the Company's voting securities, (ii) each of the Company's directors,
         (iii) the Company's Chief Executive Officer and each of the three other most highly compensated executive officers during 1995 (the "Named Executive Officers"), and (iv) all directors and Named Executive Officers as a group, based on representations of officers and directors of the Company as of October 1, 1996 and filings as of or prior to October 1, 1996 received by the Company on Schedules 13D and 13G or Form 13F under the Exchange Act. All such information was provided by the stockholders listed and reflects their beneficial ownership based on such representations or filings. In addition, the table sets forth the pro-forma voting power for the listed beneficial owners in the event that the closing of the Transaction occurs and in the event that the Series B Preferred Stock is converted to Common Stock.

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


                                                                                                       Pro Forma Voting Power
                                                                                                            Assuming
                                                                                                 -------------------------------
                                                           Amount and                            Approval of
                     5% Stockholders, Named Executive       Nature of                  Present   Issuance of       Conversion of
   Title of         Officers, and Directors and Named      Beneficial     Percentage   Voting     Series B            Series B
     Class            Executive Officers as a Group       Ownership(1)     of Class     Power   Preferred(2)        Preferred(2)
     -----            -----------------------------       ------------     --------     -----   ------------        ------------
Series B        PB Capital Partners, L.P.                 90,150 (3)         60.04%    0.00%         22.27%             22.27%
Preferred       909 Montgomery St.
                Suite 400
                San Francisco, CA 94113
Series B        The Union Labor Life Insurance            35,000             23.31%    0.00%          8.65%              8.65%
Preferred       Company Separate Account P
                111 Massachusetts Avenue, N.W.
                Washington, DC  20001
Series B        The Common Fund                           25,000             16.65%    0.00%          6.17%              6.17%
Preferred       450 Post Road East
                Westport, CT  06881-0909

Total Series B Preferred                                 150,150 (4)        100.00%    0.00%         37.09%(5)          37.09%(5)

Common          Perini Corporation Employee Stock        472,236 (7)          9.73%    9.73%          5.65%              5.65%
Stock           Ownership Trust ("ESOT")(6)
                73 Mt. Wayte Avenue
                Framingham, MA 01701
Common          Tutor-Saliba Corporation                 351,318 (8)          7.24%    7.24%          4.20%              4.20%
Stock           c/o Ronald N. Tutor
                15901 Olden Street
                Sylmar, CA 91342

Common          Quest Advisory Corp.                     327,000 (9)          6.74%    6.74%          3.91%              3.91%
Stock           1414 Avenue of the Americas
                New York, NY  10019



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

                                                               PRELIMINARY COPY

                                                                                                   Pro Forma Voting Power


                                                                                                         Assuming
                                                                                              -------------------------------
                                                      Amount and                            Approval of
                5% Stockholders, Named Executive       Nature of                  Present   Issuance of       Conversion of
Title of       Officers, and Directors and Named      Beneficial     Percentage   Voting     Series B            Series B
  Class          Executive Officers as a Group       Ownership(1)     of Class     Power   Preferred(2)        Preferred(2)
  -----          -----------------------------       ------------     --------     -----   ------------        ------------
Common          TCW Group, Inc.                      284,500(10)       5.86%       5.86%      3.40%              3.40%
Stock           865 So. Figueroa St.
                Los Angeles, CA 90017

Common          David B. Perini                      375,580(11)       7.74%       7.74%      4.49%              4.49%
Stock           Chairman, President and
                Chief Executive Officer

Common          John J. McHale                         4,305(12)       *           *          *                  *
Stock           Director

Common          Richard J. Boushka                     5,105(12)       *           *          *                  *
Stock           Director

Common          Bart W. Perini                       218,609(13)       4.51%       4.51%      2.61%              2.61%
Stock           Director, Chairman, President and
                Chief Executive Officer of Perini
                Land and Development Company

Common          Marshall M. Criser                     4,305(14)       *           *          *                  *
Stock           Director

Common          Thomas E. Dailey                      12,822(15)       *           *          *                  *
Stock           Director

Common          Arthur J. Fox, Jr.                     4,468(16)       *           *           *                 *
Stock           Director

Common          Jane E. Newman                         2,484(17)       *           *           *                 *
Stock           Director


                                       43

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                                                              PRELIMINARY COPY



                                                                                                           Pro Forma Voting Power
                                                                                                                   Assuming
                                                                                                     ------------------------------
                                                     Amount and                                      Approval of
                5% Stockholders, Named Executive     Nature of                           Present    Issuance of       Conversion of
Title of       Officers, and Directors and Named     Beneficial         Percentage        Voting      Series B            Series B
  Class          Executive Officers as a Group      Ownership(1)         of Class          Power    Preferred(2)        Preferred(2)
  -----         -----------------------------      ------------         --------          -----    ------------        ------------
Common      Albert A. Dorman                        3,407(18)            *                *            *                  *
Stock       Director

Common      Nancy Hawthorne                         3,100(19)            *                *            *                  *
Stock       Director

Common      Richard J. Rizzo                       28,778(20)            *                *            *                  *
Stock       Executive Vice President,
            Building Construction

Common      John H. Schwarz                        26,117(21)            *                *            *                  *
Stock       Executive Vice President,
            Finance & Administration

Common      Donald E. Unbekant                     35,852(22)            *                *            *                  *
Stock       Executive Vice President,
            Civil & Environmental
              Construction

Common      All directors and executive           519,283(23)        10.70%           10.70%          6.21%              6.21%
Stock       officers as a group (13 persons)

------------------------

*                 Less than one percent

(1) Unless otherwise noted in the footnotes to this table, each individual or entity in the table above has sole or shared voting and investment power over the shares listed.


(2) For purposes of calculating the pro forma beneficial ownership percentages, the total shares outstanding include the 3,101,571 shares referred to in Notes (4) and (5) below and 409,774 shares applicable to the Stock Purchase Warrants (see "Credit Facilities").

(3) RCBA is the sole general partner of PB Capital. In turn, Richard C. Blum & Associates, Inc. ("RCBA Inc.") is the sole general partner of RCBA. Richard C. Blum is the Chairman of the Board and substantial shareholder of RCBA Inc. Mr. Blum disclaims beneficial ownership of all securities reported in the table except to the extent of his pecuniary interest therein.


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(4)               Assuming issuance of Series B Preferred Stock.

(5) Includes voting power equal to 3,101,571 shares of Common Stock assuming approval of the issuance of the Series B Preferred Stock pursuant to this Proxy solicitation. Voting power, assuming conversion of the Series B Preferred Stock, is also equal to 3,101,571 shares of Common Stock.


(6) Robert E. Higgins, John E. Chiaverini, and Robert J. Howard are Trustees of the Perini Corporation ESOT and are members of the Committee empowered to administer the Perini Corporation Employee Stock Ownership Plan ("ESOP") under the terms thereof.


(7) The ESOT has sole voting and investing power for 149,861 shares. In addition, there are 322,375 shares held by the Trust that have been allocated to the accounts of participants in the Perini Corporation Employee Stock Ownership Plan.

(8) Based on information contained in Schedule 13D of Tutor-Saliba Corporation dated March 9, 1995 and subsequent direct communications by the Company with the appropriate representatives of Tutor-Saliba Corporation.

(9) Based on information contained in Schedule 13G of Quest Advisory Corp. (a New York Corporation) and Quest Management Company (a Connecticut General Partnership) dated February 15, 1996.

(10) Based on information contained in Schedule 13G of the TCW Group, Inc. dated February 12, 1996.


(11) Includes 12,942 shares in his children's names for which he has Power of Attorney giving him voting power. Includes 40,500 shares for which Mr. Perini holds options. Includes 596 shares of Common Stock resulting from the assumed conversion of 900 shares of Convertible Preferred Stock (.662 shares of Common Stock for each share of Preferred Stock). Includes 56,499 shares, held in a testamentary trust established under the will of Louis R. Perini Sr. David B. Perini is one of four trustees of such trust and is one of the beneficiaries of this trust. David B. Perini disclaims beneficial ownership in 208,544 of such 375,580 shares as follows: (a) Includes 66 shares of Common Stock resulting from the assumed conversion of 100 shares of Convertible Preferred Stock (.662 shares of Common Stock for each share of Preferred Stock), which are owned directly by the wife of Mr. Perini, (b) Includes 205,449 shares, as to which Mr. Perini disclaims beneficial interest, held by The Perini Memorial Foundation, Inc., a Massachusetts charitable corporation ("The Perini Foundation"), of which David B. Perini is one of three officers and directors, and
                  (c) The wife of Mr. Perini owns 3,029 of such shares directly in her name, as to all of which shares Mr. Perini disclaims beneficial ownership.


(12) Includes 1,148 shares awarded on May 19, 1994, 366 shares awarded on May 19, 1988 and 835 shares awarded on May 16, 1991 pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 1,756 shares of Common Stock received in lieu of the 1996 first, second, third and fourth quarterly cash payments of the director's annual retainer due January 2, April 1, July 1 and October 1, 1996, respectively.

(13)              Includes  7,500  shares for which Mr.  Perini  holds  options.
                  Includes 205,449 shares, as to which Mr. Perini disclaims any beneficial interest, held by The Perini Foundation, of which Bart W. Perini is one of three officers and directors.

(14) Includes 1,148 shares awarded on May 19, 1994, 366 shares awarded on May 19, 1988 and 835 shares awarded on May 16, 1991 pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 1,756 shares of Common Stock received in lieu of the 1996 first,

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                  second, third and fourth quarterly  cash  payments of the
                  director's annual retainer due January 2, April 1, July 1 and October 1, 1996, respectively. Includes 200 shares which Mr. Criser owns jointly with his wife.

(15) Includes 4,500 shares for which Mr. Dailey holds options. Also includes 1,756 shares of Common Stock received in lieu of the 1996 first, second, third and fourth quarterly cash payments of the director's annual retainer due January 2, April 1, July 1 and October 1, 1996, respectively, and 6,566 shares of Common Stock received in May, 1996 in lieu of cash payment of partial amount due in conjunction with the Company's Construction Business Unit Incentive Compensation Plan.

(16) Includes 1,148 shares awarded on May 19, 1994, 214 shares awarded on May 19, 1988 and 835 shares awarded on May 16, 1991 pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 1,756 shares of Common Stock received in lieu of the 1996 first, second, third and fourth quarterly cash payments of the director's annual retainer due January 2, April 1, July 1 and October 1, 1996, respectively.

(17) Includes 728 shares awarded on May 19, 1994 pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 1,756 shares of Common Stock received in lieu of the 1996 first, second, third and fourth quarterly cash payments of the director's annual retainer due January 2, April 1, July 1 and October 1, 1996, respectively.

(18) Includes 1,148 shares awarded on May 19, 1994, and 303 shares awarded on March 10, 1993 pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 1,756 shares of Common Stock received in lieu of the 1996 first, second, third and fourth quarterly cash payments of the director's annual retainer due January 2, April 1, July 1 and October 1, 1996, respectively.

(19) Includes 1,148 shares awarded on May 19, 1994, and 196 shares awarded on December 7, 1993 pursuant to the 1988 Perini Corporation Restricted Stock Plan for Outside Directors. Also includes 1,756 shares of Common Stock received in lieu of the 1996 first, second, third and fourth quarterly cash payments of the director's annual retainer due January 2, April 1, July 1 and October 1, 1996, respectively.

(20)              Includes 14,000 shares for which Mr. Rizzo holds options.

(21)              Includes 14,000 shares for which Mr. Schwarz holds options.

(22)              Includes 14,000 shares for which Mr. Unbekant holds options.

(23) The number of shares beneficially owned by all directors and corporate officers as a group has been adjusted to eliminate the duplicate inclusion of 205,449 shares owned by The Perini Foundation.



                                       46

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Change in Control


         If the approval of the stockholders for the issuance of the Series B Preferred Stock is obtained pursuant to this proxy solicitation, the Investors will upon issuance of the initial 150,150 shares of Series B Preferred Stock have voting rights equivalent to 3,101,571 Shares of Common Stock, or approximately 37% voting power, as well as, conversion rights providing equal voting power as indicated in the table above. Furthermore, as noted in "Description of Series B Preferred Stock," holders of Series B Preferred Stock will elect three members to the Board of Directors who will also be appointed as members of the five member Executive Committee. As a result, the members of the Executive Committee will have an effective veto over certain of the major decisions of the Company and provide oversight to the Company's Chief Executive Officer. (See Description of By-Law Amendment). In addition, assuming the Company elects to pay dividends in the form of additional Series B Preferred Stock, the Investors will acquire additional shares of the Company's Common Stock. As a result, the Transaction may constitute a "Change in Control" for the purposes of disclosure under the Securities Exchange Act of 1934.



Independent Auditors

         The accounting firm of Arthur Andersen LLP has served as the Company's independent auditors since 1960. A representative of Arthur Andersen LLP will be present at the Special Meeting and will be available to respond to appropriate questions.


                                       47

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


                                    SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                       Nine Months
                                   Ended September 30,
                                       (Unaudited)                                              Year Ended December 31,
                             --------------------------     -----------------------------------------------------------------------
                                  1996         1995              1995            1994           1993             1992       1991
                             ------------  ------------     ------------    ------------   -------------   -------------  ---------
(Amounts in thousands, except per share data)

Statement of
Operations Data
Revenues:

  Construction                $885,398      $   770,670      $1,056,673    $   950,884    $1,030,341   $1,023,274      $ 919,641

  Real estate development       41,793           32,354          44,395         61,161       69,775        47,578         72,267

Net income (loss)                5,822         (28,916)        (27,585)(2)         303        3,165       (16,984)(1)      3,178 (1)
Earnings (loss) per
common share                  $   0.88      $     (6.58)     $   (6.38)    $     (0.42)   $    0.24    $    (4.69)     $    0.27

Proforma Adjustments (3):

  In kind dividend             (2,549)          (2,309)         (3,117)

  Amortization of stock
  purchase warrants              (590)            (590)           (787)

  Other                          (246)            (243)           (324)

Proforma net income (loss)
available to common
shareholders                      844          (33,651)        (33,938)

Proforma earnings (loss)
per common shares (3),(4)      $ 0.18      $     (7.26)     $    (7.29)

Weighed average number
of shares outstanding           4,785            4,636           4,655          4,380        4,265          4,079          3,918



                                       48

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             SUMMARY CONSOLIDATED FINANCIAL INFORMATION (CONTINUED)

                                   At September 30, 1996
                             ----------------------------------
                  (Amounts in thousands, except per share data)

                                                  As Adjusted
                                 Actual               (5)
                             --------------     ---------------
Balance Sheet Data

Working capital              $       76,258      $      103,258

Long-term debt, less current
maturities                          114,739             114,739

Redeemable Preferred Stock
                                        ---              27,000
Stockholders' equity                111,963             114,323
Total assets                        563,697             593,057
Backlog                      $    1,745,983      $    1,745,983


(1) Net income (loss) in 1992 and 1991 includes pretax writedowns of $31.4 million and $2.8 million, respectively, to reduce the carrying value of certain real estate to net realizable value.


(2) Net income (loss) for 1995 includes a pretax charge of $25.6 million to provide reserves for previously disclosed litigation in Washington, D.C. and downward revisions in estimated probable recoveries on certain outstanding contract claims.

(3) Reflects impact of quarterly payment of "in-kind" dividend at an annual rate of 10% on the new Series B Cumulative Convertible Preferred Stock, accretion to the carrying amount of the Series B Preferred Stock required over time to increase the carrying amount to its "Redemption Value", and amortization of the initial carrying value attributable to the Stock Purchase Warrants. The Stock Purchase Warrants will be amortized over three years, the duration of the related New Credit Agreement.

(4) Earnings (loss) per common share and proforma earnings (loss) per common share both reflect the impact of dividends on the $21.25 Convertible Exchangeable Preferred Stock of $1,593 (or approximately $.34 per share) and $2,125 (or approximately $.46 per share) for the nine month and twelve month periods, respectively.

(5) Adjusted to give effect to (i) the sale of 150,150 shares of Series B Cumulative Convertible Preferred Stock at $200 per share less related expenses and (ii) the estimated grant date present value of Stock Purchase Warrants of $2.36 million to purchase 409,774 shares of Common Stock, $1.00 par value (market value is $9.025 per share as of October 1, 1996).



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                       UNAUDITED QUARTERLY FINANCIAL DATA

The following table sets forth unaudited quarterly financial data for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994 (in thousands, except per share amounts):

                                                                    1996 by Quarter
                                                                    ---------------
                                                       1st                2nd             3rd


Revenues                                              $270,029          $316,492         $340,670

Net income                                              $1,487            $2,024           $2,311

Earnings per common share                                 $.20              $.31             $.37

                                                                              1995 by Quarter
                                                                              ---------------
                                                       1st                2nd             3rd               4th

Revenues                                              $263,089          $306,961         $232,974          $298,044

Net income (loss)                                         $872              $886         $(30,674)*        $  1,331

Earnings (loss) per common share                          $.08              $.08           $(6.61)         $.    17



                                                                             1994 by Quarter
                                                                             ---------------
                                                       1st                2nd             3rd               4th
Revenues                                              $174,391          $243,105         $304,776          $289,773

Net income (loss)                                         $792          $(2,649)             $984            $1,176

Earnings (loss) per common share                          $.06            $(.73)             $.10              $.15


* Includes a charge, which aggregates $25.6 million, to provide reserves for previously disclosed litigation in Washington D.C. and downward revisions in estimated probable recoveries on certain outstanding contract claims.



                                       50

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                                 CAPITALIZATION


The following table sets forth the consolidated capitalization of the Company at September 30, 1996, and as adjusted to (1) reflect the issuance of the 150,150 shares of Series B Cumulative Convertible Preferred Stock and (2) the granting of certain warrants to the Company's Revolving Bank Group:

                                                                             (In thousands)
                                                              --------------------------------------------
                                                                    Actual                As Adjusted
                                                              -------------------     --------------------

Short-term Debt - Current Maturities of Long-term Debt        $            4,482      $             4,482
                                                              -------------------     --------------------
Long-term Debt:
  Revolving Credit Loans                                      $          102,557      $           102,557
  Real Estate Development                                                  5,760                    5,760
  Industrial Revenue Bonds                                                 4,000                    4,000
  Other                                                                    2,422                    2,422
                                                              -------------------     --------------------
           Total Long-term Debt                               $          114,739      $           114,739
                                                              -------------------     --------------------
Redeemable Preferred Stock, $1.00 par value

   150,150 shares of Series B Cumulative Convertible
   Preferred Stock, liquidation preference of $30,030,000 (1)                  $     $             27,000(2)
                                                              -------------------     --------------------
Stockholders' Equity:
  Preferred Stock, $1.00 par value
    Authorized - 1,000,000 shares
    Issued - 100,000 shares of $21.25 Convertible Exchangeable$              100      $               100
                  Preferred Stock, liquidation preference of
                  $25,000,000
  Stock Purchase Warrants                                                    ---                    2,360 (3)
  Common Stock, $1.00 par value
    Authorized - 15,000,000 shares
    Issued - 4,985,160 shares (4)                                          4,985                    4,985
  Paid-in Surplus                                                         56,751                   56,751
  Retained Earnings                                                       56,291                   56,291


                                       51
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  Real Estate Development                                                  5,760                    5,760
  ESOT Related Obligations                                                (3,976)                  (3,976)
  Less - Common Stock in Treasury, at cost - 137,307 shares               (2,188)                  (2,188)
                                                              -------------------     --------------------
          Total Stockholders' Equity                          $          111,963      $           114,323
                                                              -------------------     --------------------

          Total Capitalization                                $          226,702      $           256,062
                                                              -------------------     --------------------


(1) Dividends on the Series B Preferred Stock are payable quarterly based on an annual rate of 7% if payable in cash and 10% if payable "in-kind" with additional shares of Series B Preferred Stock. Also, the Company is required to purchase the
                  Redeemable  Preferred Stock under certain  circumstances  (see
                 "Description  of  Series  B  Preferred").   In  addition,   in
                  connection  with the  Transaction,  the new credit  facilities will limit the aforementioned rights of redemption (see "Credit Facilities").

(2) Represents proceeds of $30,030,000 less related estimated expenses of $3,030,000.

(3) The grant date present value of the Stock Purchase Warrants to purchase 409,774 shares of Common Stock was calculated using the Black-Scholes option pricing model.

(4) If the Series B Preferred Stock had been converted into Common Stock, the number of shares of Common Stock issued would have been increased by 3,101,571 shares.



                      SELECTED CONSOLIDATED FINANCIAL DATA


The Selected Consolidated Financial Data contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Quarterly Report on Form 10- Q for the fiscal quarter ended September 30, 1996 are incorporated herein by reference and are being provided along with this Proxy Statement to each person to whom this Proxy Statement is being delivered.


             MANAGEMENT DISCUSSION AND ANALYSIS OF THE CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS


The Management Discussion and Analysis of the financial condition and results of operations contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 are incorporated herein by reference and are being provided along with this Proxy Statement to each person to whom this Proxy Statement is being delivered.

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Solicitation of Proxies

The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone or facsimile without additional compensation for such activities. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection. The Company has also retained D.F. King, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $5,500, plus reimbursement of certain out-of-pocket costs. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholder Proposals for 1997 Annual Meeting

For a proposal of a stockholder (including director nominations) to be presented to the Company's 1997 Annual Meeting of Stockholders, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company on or before December 11, 1996. Any such proposal should be mailed to: Perini Corporation, 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701, Attn. Richard E. Burnham. In addition, stockholder proposals and director nominations must comply with the requirements of the Company's By-Laws.


Incorporation of Certain Documents by Reference

The Company hereby incorporates by reference the documents listed in (a) and (b) below, which have previously been filed with the Securities and Exchange Commission.


(a) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Commission (File No. 1-6314) pursuant to the Exchange Act; and

(b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996.

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Forward Looking Statements


                  Statements contained in this Proxy Statement or in the Documents incorporated herein by reference that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. All such forward-looking statements are based on information available to the Company on the date made and the Company assumes no obligation to update any such forward-looking statements. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements. Reference is made to the contingencies discussed in the Company's reports on Form 10-K/A (especially Item 1. Business, and Note 11 to the Notes to Consolidated Financial Statements regarding contingencies and commitments) and Form 10-Q for the period ended 9/30/96.


Inclusion of Documents Incorporated by Reference

                  Along with this Proxy Statement, the Company has provided, without charge, to each person to whom this Proxy Statement is delivered, a copy of the information that has been incorporated by reference in this Proxy Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates).

Other Matters

                  The Board of Directors does not know of any other matters other than those described in this Proxy Statement which will be presented for action at the Special Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                  REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

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                                                              PRELIMINARY COPY

                                     ANNEX A




The Board of Directors
Perini Corporation
73 Mt. Wayte Avenue
Box 9160
Framingham, MA  01701-9160

Attention:     Mr. David B. Perini
               Chairman

Ladies and Gentlemen:

                  You have  requested  our  opinion as to the  fairness,  from a financial point of view, to Perini Corporation (the "Company") of the consideration to be paid to the Company in connection with the proposed issuance and sale to PB Capital Partners, L.P. (the "Buyer") of 150,150 shares of Series B Cumulative Convertible Preferred Stock (the "Preferred Stock") of the Company (the "Transaction"). Pursuant to the Stock Purchase and Sale Agreement, dated as of July 24, 1996 (the "Agreement"), between the Company, Richard C. Blum & Associates, L.P. and the Buyer, the Buyer will purchase an aggregate of 150,150 newly issued shares of the Preferred Stock, and the Company will receive consideration equal to $30,030,000.


                  In arriving at our opinion, we have reviewed (i) the Agreement and the other Transaction Documents referred to therein; (ii) the audited financial statements of the Company for the fiscal years ended December 31, 1995 and December 31, 1994, and the unaudited financial statements of the Company for the period ended September 30,1996; (iii) current and historical market prices of the Company's common stock; (iv) certain publicly available information concerning the business of the Company and of certain other companies engaged in businesses comparable to those of the Company, and the reported market prices for certain other companies' securities deemed comparable; (v) publicly available terms of certain transactions involving companies comparable to the Company and the consideration paid for such companies; (vi) certain agreements with respect to outstanding indebtedness or obligations of the Company;
(vii) certain information regarding the Company's real estate subsidiary and portfolio of assets provided by the Company; and (viii certain internal financial analyses and forecasts prepared by the Company and its management.


                  In addition,  we have held discussions with certain members of
the  management  of  the  Company  with  respect  to  certain   aspects  of  the
Transaction, the past and current business

                                                               PRELIMINARY COPY

                  operations of the Company, the financial condition and future prospects and operations of the Company, the effects of the Transaction on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry. These matters included the overall high debt level of the Company; the need for further liquidity to support the Company's construction operations and bonding capacity; limited net proceeds available to the Company if it were to pursue an accelerated disposition of its real estate assets; potential exposure to future payments resulting from the Company's Washington Metropolitan Area Transit Authority litigation, in which the Company was found liable for $16.5 million in a preliminary judgment by the U.S. District Court (D.C.) in July 1993; and the benefits of the transaction in strengthening the balance sheet of the Company. We have visited certain representative facilities and real estate assets of the Company, and reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

                  In giving our opinion, we have relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or otherwise reviewed by us, and we have not assumed any liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We have also assumed that the Transaction will have the tax consequences described to us in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in such Agreement.

                  Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not undertake any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company's Common Stock will trade at any future time.

                  We have acted as financial advisor to the Company with respect to the proposed Transaction and have received advisory fees from the Company for our services. We will receive a fee for delivery of this opinion and, if the proposed Transaction is consummated, an additional success fee from the Company. Please be advised that our affiliated bank, Morgan Guaranty Trust Company of New York, is agent bank for the Company's current revolving credit facility which is being restructured as part of the Transaction. In the ordinary course of their businesses, our affiliates may actively trade the equity securities of the Company for their own account or for the accounts of customers and, accordingly, they may at any time hold long or

                                                              PRELIMINARY COPY

short positions in such securities.

                  On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the Company in the proposed Transaction is fair, from a financial point of view, to the Company.


                  This letter is provided for the benefit of the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and, if not so disclosed, must be treated as confidential.



Very truly yours,

J.P. MORGAN SECURITIES INC.



By:  Dianne F. Lob
Title:  Managing Director

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                                      ANNEX B

                            PRIVATE AND CONFIDENTIAL

September 27, 1996

The Board of Directors
Perini Corporation
73 Mt. Wayte Avenue
Box 9160
Framingham, MA  01701-9160

Attention:  Mr David B. Perini
               Chairman

Ladies and Gentlemen:


                  You have  requested  our  opinion as to the  fairness,  from a financial point of view, to Perini Corporation (the "Company") of the consideration to be paid to the Company in connection with the issuance and sale (the "Transaction") of 150,150 newly issued shares of Series B Cumulative Convertible Preferred Stock (the "Preferred Stock") of the Company to PB Capital Partners, L.P. (the "Buyer"). You have informed us that the Buyer will purchase the Preferred Stock pursuant to the Stock Purchase and Sale Agreement, dated as of July 24, 1996 (the "Agreement"), by and among the Company, the Buyer, and Richard C. Blum & Associates, L.P., and that the Company will receive cash consideration before expenses in connection with such purchase of $30,030,000.


                  In arriving at the opinion set forth below, we have, among other things:

                  (a) reviewed the Agreement and other Transaction documents referred to therein;


                  (b) reviewed the Company's draft Proxy Statement prepared in connection with seeking shareholder approval for the Transaction;


                  (c) reviewed certain publicly available business and financial information of the Company, including the audited financial statements of the Company for the fiscal years ended December 31, 1995 and December 31, 1994 and the

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Perini Corporation
September 27, 1996




unaudited financial statements of the Company for the period ended June 30, 1996;

                  (d) reviewed certain publicly available business and financial information of certain companies engaged in businesses we deemed comparable to those of the Company;


                  (e) compared current and historical market prices of the Company's common stock and reported market prices of the securities of certain other companies that were deemed comparable;


                  (f) reviewed publicly available financial terms of certain business transactions we deemed comparable to the Transaction and otherwise relevant to our inquiry;


                  (g) held discussions with members of the Company's senior management concerning certain aspects of the Transaction, the Company's past and current business operations, the Company's financial condition, future prospects, and operations, before and after giving effect to the Transaction, as well as their views of the business, operational, strategic benefits, and other implications of the Transaction, and certain other matters we believed necessary or appropriate to our inquiry, including (i) the overall high debt level of the Company; (ii) the need for further liquidity to support the Company's construction operations and bonding capacity; (iii) limited net proceeds available to the Company if it were to pursue an accelerated disposition of its real estate assets; (iv) potential exposure to future payments resulting from the Company's Washington Metropolitan Area Transit Authority litigation in which the Company was found liable in a Preliminary judgment by the U.S. District Court (D.C.) in July 1993, and (v) the benefits of the Transaction in strengthening the balance sheet of the Company;

                  (h) reviewed certain agreements with respect to outstanding indebtedness or obligations of the Company, including a draft of the summary terms and conditions of the Company's restructured bank agreement;


                  (i) reviewed certain information provided by the Company regarding its real

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                  estate subsidiary and portfolio of assets;


                  (j)  reviewed  certain  internal   non-public   financial  and
operating data provided to us by the Company's management concerning the Company's business, including management forecasts and projections of future financial results; and


                  (k) made such other analyses and examinations as we have deemed necessary or appropriate.


                  We have relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available for purposes of this opinion, and we have not assumed any liability therefor. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of the Company, nor have we conducted a physical inspection of the properties and facilities of the Company. We have assumed that the financial forecasts and projections prepared by the Company have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We express no views as to such forecasts or projections or the assumptions on which they were based. We have also assumed that the Transaction will have the tax consequences described to us in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. Furthermore, we have assumed that the documents that have been furnished to us in draft form in connection with the Transaction will not, when executed, contain any terms and conditions that differ materially from the terms and conditions previously disclosed to us. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third parties with respect to the purchase of all or part of the Company's business or assets, and, accordingly, we have relied entirely on the results of the process conducted by representatives of J.P. Morgan Securities Inc. in this regard.


                  For purposes of rendering our opinion we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party has and will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the

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September 27, 1996




                  consummation of the Transaction have and will be satisfied without waiver thereof.


                  Our opinion herein is necessarily based on market, economic and other conditions as they exist and can be evaluated on the date of this letter. It should be understood that subsequent developments may affect this opinion and that we do not undertake any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company's common stock will trade at any future time. Our opinion is limited to the fairness, from a financial point of view, to the consideration to be paid to the Company in connection with the Transaction and we express no opinion as to the merits of the underlying decision by the Company to engage in the Transaction. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction.


                  Chase Securities Inc., as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services that includes the rendering of this opinion. The Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, we or our affiliates may trade in the securities of the Company for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

                  Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the consideration to be paid to the Company in connection with the Transaction is fair, from a financial point of view, to the Company.

                  This opinion is for the use and benefit of the Board of Directors of the Company in its evaluation of the Transaction and shall not be used for any other purpose without the prior written consent of Chase Securities Inc.


                  This opinion may be reproduced in full in the Proxy Statement mailed to stockholders of the Company in connection with the Transaction but may not otherwise be disclosed publicly in any manner without our prior written approval and, if not so disclosed, must be

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September 27, 1996



treated as confidential.


                                       Very truly yours,



                                       CHASE SECURITIES INC.
321564.c7

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September 27, 1996





                                     ANNEX C

                    Consent of Independent Public Accountants

                  As independent public accountants, we hereby consent to the inclusion in this Proxy of our report dated February 26, 1996 included in Perini Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Proxy.

                                                 ARTHUR ANDERSEN LLP


                                                 Boston, Massachusetts
                                                 November____, 1996





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                     REVOCABLE PROXY/VOTING INSTRUCTION CARD

                               PERINI CORPORATION
            73 Mt. Wayte Avenue, Framingham, Massachusetts 01701-9160

                    Proxy for Special Meeting of Stockholders
                            to be Held on [ at             a.m.]

               This proxy is solicited by the Board of Directors.


                  The undersigned hereby constitutes and appoints Richard E. Burnham and [ ], and each of them, as proxies of the undersigned (the "Proxies"), with full power to substitute, and authorizes each of them to represent and to vote all shares of Common Stock of Perini Corporation (the "Company") held by the undersigned at the close of business on [__________] at the Special Meeting of Stockholders to be held at State Street Bank and Trust Company, [Enterprise Room, 5th Floor], 225 Franklin Street, Boston, Massachusetts, on [___________________ at ___ a.m.], local time, and at any adjournments or postponements thereof.

                  When properly executed this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this Proxy will be voted FOR the Proposals set forth on the reverse side hereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the stamped envelope provided.

            (Continued, and to be signed and dated, on reverse side)

                                                            PRELIMINARY COPY


1. Proposal 1: To approve (i) the issuance of 150,150 shares of Series B Cumulative Convertible Preferred Stock, par value $1.00 per share, of the Company (the "Series B Preferred Stock") to PB Capital Partners, L.P., The Union Labor Life Insurance Company Separate Account P, The Common Fund for Non-Profit Organizations for the account of its Equity Fund, and permitted assigns (the "Investors") for an aggregate purchase price of $30,030,000, upon the terms and conditions described in the Proxy Statement and (ii) the issuance of any other shares of the Series B Preferred Stock as dividends on outstanding shares of the Series B Preferred Stock upon the terms and conditions described in the Proxy Statement.



        FOR ___                    AGAINST ___                     ABSTAIN ___



2. Proposal 2 to approve an amendment to the By-Laws of the Company, as more fully described in the Proxy Statement, which requires the Board of Directors to elect an Executive Committee and sets forth its powers and composition. This amendment, if approved, will take effect only if shares of the Series B Preferred Stock are in fact issued to the Investors.

       FOR ___                     AGAINST ___                     ABSTAIN ___


                  The undersigned hereby acknowledge(s) receipt of a copy of the Notice of Special Meeting of Stockholders, the Proxy Statement with respect thereto and accompanying Annexes, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

                     Please sign name exactly as shown. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating such person's title or authority. If a partnership, please sign in partnership name by authorized person.


                     Dated:







                     Signature of Stockholder


Please Date, Sign and Mail Your Proxy Card Promptly     Votes must be indicated
in the Enclosed Envelope.                              (X) in Black or Blue ink.



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